Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-253432

PROSPECTUS SUPPLEMENT dated July 30, 2021 (To Prospectus dated February 24, 2021)

$142,839,625 ETRACS MVIS Business Development Companies Index ETN due April 26, 2041

The ETRACS MVIS Business Development Companies Index ETN due April 26, 2041 (the “Securities”) are senior unsecured debt securities issued by UBS AG (UBS) that provide exposure to the performance of the MVIS US Business Development Companies Index (the “Index”), the successor index to the Wells Fargo® Business Development Company Index (the “Original Index”) effective after market close on July 30, 2021 (the “Effective Date”), reduced by an Accrued Tracking Fee (as described below) based on an Annual Tracking Fee of 0.85% per annum. Investing in the Securities involves significant risks. You will receive a cash payment at maturity or upon exercise by UBS of its call right, based on the performance of the Index less the Accrued Tracking Fee, as described herein. You will receive a cash payment upon early redemption based on the performance of the Index less the Accrued Tracking Fee and the Redemption Fee Amount, as described herein. The Securities may pay a quarterly coupon during their term.

The Securities do not guarantee any return of your initial investment and may not pay any coupon. You may lose some or all of your principal if you invest in the Securities. If the level of the Index declines or does not increase by an amount sufficient to offset the negative effect of the Accrued Tracking Fee and the Redemption Fee Amount, if applicable, you will lose some or all of your principal at maturity, early redemption or upon exercise by UBS of its call right. Any payment at maturity or upon early redemption is subject to the creditworthiness of UBS and is not guaranteed by any third party. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities.

See “Risk Factors” beginning on page S-14 for a description of risks related to an investment in the Securities.

The principal terms of the Securities are as follows:

Issuer:	UBS AG (London Branch)

Series:	Medium-Term Notes, Series B

Initial Trade Date:	October 8, 2015

Initial Settlement Date:	October 14, 2015

Term:	Approximately 25.5 years, ending on the Maturity Date, subject to your right to require UBS to redeem your Securities on any Redemption Date or the UBS Call Right, each as described below.

Maturity Date:	April 26, 2041, subject to adjustment

Stated Principal Amount:	$25.00 per Security

Underlying Index:

The return on the Securities is linked to the performance of the MVIS US Business Development Companies Index, the successor index to the Original Index effective after market close on the Effective Date. On April 26, 2021, the Security Calculation Agent announced that, pursuant to the terms of the Securities, it has determined that the Index is comparable to the Original Index and approved the Index as the successor index for the Securities following the discontinuation of publication of the Original Index. The Index is intended to measure the performance of the largest and most liquid companies which are treated as business development companies and are incorporated in the United States. The “Index Sponsor” is MV Index Solutions GmbH. For a detailed description of the Index, see “MVIS US Business Development Companies Index” beginning on page S-27.

Coupon Amount:

For each Security you hold on the applicable Coupon Record Date you may receive on each quarterly Coupon Payment Date an amount in cash equal to the Coupon Amount, if any. As further described in “Specific Terms of the Securities — Coupon Payment” beginning on page S-38, the Coupon Amount will equal the sum of the cash distributions that a hypothetical holder of Index constituents would have been entitled to receive in respect of the Index constituents during the relevant period, reduced by the Accrued Tracking Fee. The final Coupon Amount will be included in the Cash Settlement Amount at maturity.

Coupon Payment Date:	The 15th Index Business Day following each Coupon Valuation Date (subject to adjustment). The final Coupon Payment Date will be the Maturity Date.

Annual Tracking Fee:

The Accrued Tracking Fee is based on the Annual Tracking Fee, which is, as of any date of determination, an amount per Security equal to the product of (i) 0.85% per annum and (ii) the Current Indicative Value as of the immediately preceding Index Business Day.

Current Indicative Value:

As determined by the Security Calculation Agent as of any date of determination, an amount per Security, equal to the product of (i) the Stated Principal Amount and (ii) the Index Performance Ratio of such date, using the Index Closing Level on such date as the Final Index Level. As of July 30, 2021, the Current Indicative Value was $19.3744.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency in the United States, Switzerland or any other jurisdiction. An investment in the Securities carries risks that are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield, liquidity and risk profiles and will not benefit from any protection provided to deposits.

UBS Investment Bank	(cover continued on next page)

Prospectus Supplement dated July 30, 2021

Payment at Maturity; Cash Settlement Amount:

For each Security, unless earlier redeemed or called, you will receive at maturity a cash payment equal to (a) the product of (i) the Stated Principal Amount and (ii) the Index Performance Ratio as of the last Index Business Day in the Final Measurement Period, plus (b) the final Coupon Amount, minus (c) the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period, plus (d) the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any. We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

Early Redemption; Redemption Amount:

Subject to the minimum redemption amount of 50,000 Securities and to your compliance with the procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures,” upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to (a) the product of (i) the Stated Principal Amount and (ii) the Index Performance Ratio as of the Redemption Valuation Date, plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Adjusted Tracking Fee Shortfall, if any, as of the Redemption Valuation Date, minus (e) the Redemption Fee Amount. We refer to this cash payment as the “Redemption Amount.”

Redemption Fee Amount:	As of any date of determination, an amount per Security equal to the product of (i) 0.125% and (ii) the Current Indicative Value as of the immediately preceding Index Business Day.

UBS Call Right:

On any Business Day (or if such day is not an Exchange Business Day, the next Exchange Business Day) through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its call right, UBS must provide notice to the holders of the Securities not less than 18 calendar days prior to the Call Settlement Date. Upon early redemption in the event UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the Call Settlement Date. If the amount so calculated is equal to or less than zero, the payment upon exercise of the call right will be zero.

Call Settlement Amount:

In the event UBS exercises its call right, you will receive per Security a cash payment on the relevant Call Settlement Date equal to (a) the product of (i) the Stated Principal Amount and (ii) the Index Performance Ratio as of the last Index Business Day in the Call Measurement Period, plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex- Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period, plus (e) the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any. We refer to this cash payment as the “Call Settlement Amount.”

Index Performance Ratio:	On any Index Business Day:

Final Index Level Initial Index Level

Initial Index Level:

On the Effective Date, the Initial Index Level is adjusted to be equal to (a) the Index Closing Level of the Index on the Effective Date multiplied by (b) (i) 904.113 (the original Initial Index Level) divided by (ii) the Index Closing Level of the Original Index on the Effective Date. The adjusted Initial index Level is 692.808593.

Final Index Level:

As determined by the Security Calculation Agent, the arithmetic mean of the Index Closing Levels measured on each Index Business Day during the Final Measurement Period or the Call Measurement Period, or the Index Closing Level on any Redemption Valuation Date; provided that if the Redemption Valuation Date falls in the Call Measurement Period or the Final Measurement Period, for the purposes of calculating the Index Performance Ratio as of the Redemption Valuation Date, the Final Index Level on any date of determination during the Call Measurement Period or the Final Measurement Period shall equal (a) 1/10 times (b) (i) the sum of the Index Closing Levels on each Index Business Day from and including the Call Valuation Date or the Calculation Date, as applicable, to but excluding the date of determination, plus (ii) the number of Index Business Days from and including the date of determination to and including the last Index Business Day in the Call Measurement Period or the Final Measurement Period, as applicable, times the Index Closing Level on the date of determination.

Index Closing Level:	The closing level of the Index as reported on Bloomberg L.P.

Divisor:

As of any date of determination, the divisor used by the Index Calculation Agent to calculate the level of the Index, as further described under “MVIS US Business Development Companies Index — Calculation and Adjustments” beginning on page S-30.

Security Calculation Agent:	UBS Securities LLC

Index Calculation Agent:	The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is Solactive AG as of market close on July 30, 2021.

Calculation Date:	April 9, 2041, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustment.

Listing:

The Securities are listed on NYSE Arca under the symbol “BDCZ.” As long as an active secondary market exists, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Indicative Value:

The term “indicative value” refers to the value at a given time and date equal to (i) Stated Principal Amount, times the Index Performance Ratio calculated using the intraday indicative value of the Index as of such time, minus (ii) the Adjusted Tracking Fee Shortfall, if any, as of such time and date assuming such time and date is the Redemption Valuation Date, plus (iii) assuming such time and date is the Redemption Valuation Date, the Coupon Amount with respect to the Coupon Valuation Date if on such Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (iv) the Adjusted Coupon Amount, if any, as of such time and date.

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Indicative Value Symbol of the Securities:

The closing indicative value of the Securities and the intraday indicative value of the Index will be published on each Index Business Day under the ticker symbols:

BDCZIV <INDEX> (Bloomberg); ^BDCZ-IV (Yahoo! Finance)

Intraday Indicative Value of the Index:

On each Index Business Day, Solactive AG, or a successor Index Calculation Agent, will calculate the “intraday indicative value of the Index” and the index value is disseminated to data vendors every 15 seconds and published on Bloomberg under the ticker symbol “MVBIZD.”

Accrued Tracking Fee:	(1)

The Accrued Tracking Fee with respect to the first Coupon Valuation Date is an amount equal to the product of (a) the Annual Tracking Fee as of the first Coupon Valuation Date and (b) a fraction, the numerator of which is the total number of calendar days from and excluding September 30, 2015 to and including the first Coupon Valuation Date, and the denominator of which is 365.

(2)

The Accrued Tracking Fee with respect to any Coupon Valuation Date other than the first Coupon Valuation Date is an amount equal to (a) the product of (i) the Annual Tracking Fee as of such Coupon Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, and the denominator of which is 365, plus (b) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.

(3)

The Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period is an amount equal to (a) the product of (i) the Annual Tracking Fee calculated as of the last Index Business Day in the Final Measurement Period and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the Calculation Date to and including the last Index Business Day in the Final Measurement Period, and the denominator of which is 365, plus (b) the Tracking Fee Shortfall as of the last Coupon Valuation Date, if any.

(4)

The Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period is an amount equal to (a) the product of (i) the Annual Tracking Fee calculated as of the last Index Business Day in the Call Measurement Period and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the Call Valuation Date to and including the last Index Business Day in the Call Measurement Period, and the denominator of which is 365, plus (b) the Adjusted Tracking Fee Shortfall, if any.

Reference Distribution Amount:

The “Reference Distribution Amount” means, as of any Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date.

Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

Tracking Fee Shortfall:

To the extent the Reference Distribution Amount on a Coupon Valuation Date is less than the Accrued Tracking Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on that Coupon Payment Date, and an amount equal to the difference between the Accrued Tracking Fee and the Reference Distribution Amount (the “Tracking Fee Shortfall”) will be included in the Accrued Tracking Fee and will reduce the Coupon Amount for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date.

Stub Reference Distribution Amount:

The “Stub Reference Distribution Amount” means, as of the last Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the first Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, to and including the last Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold nine-tenths, eight-tenths, seven-tenths, six-tenths, five-tenths, four-tenths, three-tenths, two-tenths and one-tenth of the shares of each Index constituent it would otherwise hold on the second, third, fourth, fifth, sixth, seventh, eighth, ninth and tenth Index Business Day, respectively, in such Final Measurement Period or Call Measurement Period.

Reference Holder:

The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index constituent equal to (i) the published unit weighting of that Index constituent as of that date, as described under “MVIS US Business Development Companies Index — Float Adjustment,” divided by (ii) the product of (a) the Divisor as of that date and (b) the Initial Index Level divided by 25.

Adjusted Coupon Amount:

With respect to any Redemption Valuation Date or Call Valuation Date, as applicable, the Adjusted Coupon Amount is a coupon payment, if any, in an amount in cash equal to the difference between the Adjusted Reference Distribution Amount, calculated as of such Redemption Valuation Date or Call Valuation Date, as applicable, and the Adjusted Tracking Fee, calculated as of such Redemption Valuation Date or Call Valuation Date, to the extent that the Adjusted Reference Distribution Amount, calculated as of such Redemption Valuation Date or Call Valuation Date, is greater than or equal to the Adjusted Tracking Fee, calculated as of such Redemption Valuation Date or Call Valuation Date.

Adjusted Reference Distribution Amount:

As of any Redemption Valuation Date, or the Call Valuation Date, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Redemption Valuation Date, or the Call Valuation Date.

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Adjusted Tracking Fee:

As of the Call Valuation Date or any Redemption Valuation Date, as applicable, an amount equal to (a) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, plus (b) the product of (i) the Annual Tracking Fee as of such Redemption Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Redemption Valuation Date, and the denominator of which is 365.

Adjusted Tracking Fee Shortfall:

To the extent that the Adjusted Reference Distribution Amount, calculated on any Redemption Valuation Date, or the Call Valuation Date, as applicable, is less than the Adjusted Tracking Fee, calculated on such Redemption Valuation Date or Call Valuation Date, the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount.

Related Definitions:

See “Specific Terms of the Securities — Coupon Payment” beginning on page S-38 for the definitions of “Coupon Payment Date,” “Coupon Record Date,” “Coupon Ex-Date,” “Coupon Valuation Date,” “record date,” “ex-dividend date” and “Business Day.”

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-40 for the definitions of “Final Measurement Period,” “Index Calculation Agent,” “Index Business Day,” “Exchange Business Day,” “Primary Exchange” and “Related Exchange.”

See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page beginning on page S-42 for the definitions of “Redemption Valuation Date” and “Redemption Date.”

See “Specific Terms of the Securities — UBS Call Right” beginning on page S-44 for the definitions of “Call Settlement Date,” “Call Measurement Period” and “Call Valuation Date.”

CUSIP Number:	90274D416

ISIN Number:	US90274D4161

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On the Initial Trade Date, we sold $37,500,000 aggregate principal amount of Securities (1,500,000 Securities) to UBS Securities LLC at the closing indicative value of the Series A BDC ETRACS on October 8, 2015, as calculated by the NYSE and published by Bloomberg. After the Initial Trade Date, from time to time we may sell a portion of these Securities and issue and sell additional Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the offering price at which the Securities are sold, less any commissions paid to UBS Securities LLC. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC may charge normal commissions for the sale of the Securities and may also receive a portion of the Annual Tracking Fee in connection with future distributions.

Please see “Supplemental Plan of Distribution” on page S-60 for more information.

We may use this prospectus supplement in the initial sale of the Securities. In addition, UBS Securities LLC or another of our affiliates may use this prospectus supplement in market-making transactions in any Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

PROHIBITION OF SALES TO EEA AND U.K. RETAIL INVESTORS — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA or the United Kingdom has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA or the United Kingdom may be unlawful under the PRIIPS Regulation.

This prospectus supplement contains the specific financial and other terms that apply to the securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series B, are described under “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described in this prospectus supplement modify or supplement those described in the accompanying prospectus and, if the terms described in this prospectus supplement are inconsistent with those described in the accompanying prospectus, the terms described in this prospectus supplement are controlling. The contents of any website referred to in this prospectus supplement are not incorporated by reference in this prospectus supplement or the accompanying prospectus.

You may access the accompanying prospectus dated February 24, 2021 at:

https://www.sec.gov/Archives/edgar/data/1114446/000119312521054082/d138688d424b3.htm

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus Supplement Summary	S-1
Hypothetical Examples	S-8
Risk Factors	S-14
MVIS US Business Development Companies Index	S-27
Valuation of the Index and the Securities	S-36
Specific Terms of the Securities	S-38
Use of Proceeds and Hedging	S-52
Material U.S. Federal Income Tax Consequences	S-53
Benefit Plan Investor Considerations	S-59
Supplemental Plan of Distribution	S-60
Notice of Early Redemption	A-1
Broker’s Confirmation of Redemption	B-1

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Validity of the Securities	76
Experts	76

S-i

Prospectus Supplement Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before purchasing the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

We may, without your consent, create and issue additional securities having the same terms and conditions as the Securities. We may suspend or cease sales of the Securities at any time, at our discretion, or resume sales of such Securities, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities on it agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus. We may consolidate the additional securities to form a single class with the outstanding Securities. In addition, we may slow or suspend sales of the Securities at any time for any reason, which could affect the liquidity of the market for the Securities.

This section summarizes the following aspects of the Securities:

- What are the Securities and how do they work?

- How do you redeem your Securities?

- What are some of the risks of the Securities?

- Is this the right investment for you?

- Who calculates and publishes the Index?

- Can you tell me more about the effect of the hedging activity of UBS and its affiliates?

- What are the tax consequences of owning the Securities?

What are the Securities and how do they work?

The Securities are senior unsecured medium-term notes issued by UBS with a return linked to the performance of the MVIS US Business Development Companies Index (the “Index”), the successor index to the Wells Fargo® Business Development Company Index effective after market close on July 30, 2021. The return of the Index is measured by the Final Index Level as compared to the Initial Index Level, which are determined by the Security Calculation Agent as described below, reduced by the Accrued Tracking Fee. The Securities may pay a Coupon Amount based on distributions made with respect to the Index constituents as discussed below.

The Underlying Index

On April 26, 2021, the Security Calculation Agent announced that, pursuant to the terms of the Securities, it has determined that the Index is comparable to the Original Index and approved the Index as the successor index for the Securities following the discontinuation of publication of the Original Index. The Index is intended to measure the performance of the largest and most liquid companies which are treated as business development companies and are incorporated in the United States . We refer to the business development companies (“BDCs”) included in the MVIS US Business Development Companies Index as the “Index constituents.” The Index is a registered trademark of Van Eck Associates Corporation (“Van Eck”) and is used under a license with UBS. For a detailed description of the Index, see “MVIS US Business Development Companies Index” beginning on page S-27.

Payment at Maturity

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, you will receive a cash payment based on the performance of the Index reduced by Accrued Tracking Fee and, if applicable, a Redemption Fee Amount.

At maturity, you will receive a cash payment equal to:

(a)	the product of
(i)	the Stated Principal Amount and
(ii)	the Index Performance Ratio as of the last Index Business Day in the Final Measurement Period, plus

(b)	the final Coupon Amount, minus
(c)	the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period, plus
(d)	the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any.

We refer to this cash payment as the “Cash Settlement Amount.” If the amount calculated above is equal to or less than zero, the payment at maturity will be zero.

You may lose some or all of your investment at maturity. The Securities are fully exposed to any decline in the level of the Index. You may lose some or all of your investment if the level of the Index declines (as measured by the Final Index Level as compared to the Initial Index Level). The negative effect of the Accrued Tracking Fee will reduce your final payment. If the increase in the level of the Index (as measured by the Final Index Level as compared to the Initial Index Level) is insufficient to offset the negative effect of the Accrued Tracking Fee (less any Coupon Amounts, any Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, you may be entitled to receive), or if the Final Index Level is less than the Initial Index Level, you may lose some or all of your investment at maturity.

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-40.

Coupon Payments

The Securities may pay a quarterly coupon during their term. Any Coupon Amounts will be reduced by the Accrued Tracking Fee. For each Security you hold on the applicable Coupon Record Date, you will receive on each Coupon Payment Date an amount in cash equal to the difference between the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, and the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”). To the extent the Reference Distribution Amount on a Coupon Valuation Date is less than or equal to the Accrued Tracking Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on that Coupon Payment Date, and an amount equal to the difference between the Accrued Tracking Fee and the Reference Distribution Amount (the “Tracking Fee Shortfall”) will be included in the Accrued Tracking Fee and will reduce the Coupon Amount for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date. If there is a Tracking Fee Shortfall as of the last Coupon Valuation Date, that amount will be taken into account in determining the Cash Settlement Amount.

Unlike ordinary debt securities, the Securities do not guarantee any coupon payment.

See “Specific Terms of the Securities — Coupon Payment” beginning on page S-38.

UBS Call Right

On any Exchange Business Day (or if such day is not an Exchange Business Day, the next Exchange Business Day) through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its call right, UBS must provide notice to the holders of the Securities not less than 18 calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises this right, you will receive per Security a cash payment on the relevant Call Settlement Date equal to the Call Settlement Amount. See “Specific Terms of the Securities — UBS Call Right” beginning on page S-44.

How do you redeem your Securities?

Early Redemption

You may elect to require UBS to redeem your Securities, in whole or in part, on any Business Day prior to the Maturity Date through and including April 18, 2041, subject to a minimum redemption amount of at least 50,000 Securities. In addition, if a call notice has been issued, the last Redemption Valuation Date is the fifth Index Business Day prior to the Call Settlement Date in connection with the call notice. (See “Specific Terms of the Securities — UBS Call Right” beginning on page S-44). The Redemption Valuation Date is the first Index Business Day following the date that a Redemption Notice and Redemption Confirmation, each as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders,” are delivered. Any applicable Redemption Valuation Date is subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event” beginning on page S-46.

You must comply with the redemption procedures described below in order to redeem your Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the Redemption Amount, calculated as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-42.

You may lose some or all of your investment upon early redemption. The combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount will reduce your final Redemption Amount. If the level of the Index (as measured by the Final Index Level, as compared to the Initial Index Level) does not increase by an amount sufficient to offset the combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount (less any Coupon Amounts, any Stub Reference Distribution Amount, and/or any Adjusted Coupon Amount you may be entitled to receive), you may lose some or all of your investment upon early redemption.

Redemption Procedures

To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a Redemption Notice to UBS by email no later than 12:00 noon, New York City time, on the Business Day immediately preceding the applicable Redemption Valuation Date and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective. See “Specific Terms of the Securities — Redemption Procedures” beginning on page S-44 and “Description of the Debt Securities We May Offer — Redemption and Repayment” in the accompanying prospectus.

What are some of the risks of the Securities?

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page S-14.

➣

You may lose some or all of your investment — The Securities do not guarantee any return on your initial investment and are fully exposed to any decline in the level of the Index. The combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount, if applicable, will reduce your final payment. If the increase in the level of the Index (as measured by the Final Index Level, as compared to the Initial Index Level) is insufficient to offset the combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount, if applicable (less any Coupon Amounts, any Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, you may be entitled to receive), or if the Final Index Level is less than the Initial Index Level, you may lose some or all of your investment at maturity or call, or upon early redemption. In addition, Coupon Amounts, if any, will be reduced by the Accrued Tracking Fee. See “Risk Factors — You are not guaranteed any coupon payments.”

➣

Market risk — The return on the Securities, which may be positive or negative, is linked to the return on the Index as measured by the Index Performance Ratio, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events (including domestic or global health events, including the outbreak of contagious or pandemic diseases, such as the recent coronavirus (COVID-19)) that affect the markets generally.
➣

Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity, call or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities.

➣

We have potential conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as Security Calculation Agent. As determinations by the Security Calculation Agent may adversely affect the market value of the Securities, the Security Calculation Agent may have a conflict of interest if it needs to make any such determination.

➣

The Index constituents are business development companies — Business development companies listed in the US have recently experienced extraordinary levels of volatility during the economic disruption that resulted from the spread of the coronavirus disease (COVID-19) in early 2020.

➣

You are not guaranteed a coupon payment — You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount is less than or equal to the Accrued Tracking Fee. Similarly, you will not receive a Coupon Payment on a Redemption Date or the Call Settlement Date if the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee, and in the case of a redemption, the Redemption Fee Amount. Because the amount of any Coupon Amount is uncertain and could be zero, you should not expect to receive regular periodic coupon payments.

➣

There may not be an active trading market for the Securities— Although we have listed the Securities on NYSE Arca, there may not be an active trading market for the Securities. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate stated principal amount of the Securities set forth on the cover of this prospectus supplement. We may issue and sell additional Securities from time to time and we may suspend or cease sales of the Securities at any time, at our discretion.

➣

Limited performance history — The return on the Securities is linked to the performance of the Index, which was launched on August 4, 2011. As a result, the Index has a limited performance history, and it is uncertain how the Index will perform. Estimated historical data prior to August 4, 2011 has been simulated by applying the Index’s calculation methodology to historical levels of the common stock of the business development companies included in the Index. No future performance of the Index can be predicted based on the estimated historical or the historical returns described in this prospectus supplement.

➣

Requirements upon early redemption— You must satisfy the requirements described herein for your redemption request to be considered, including the minimum redemption amount of at least 50,000 Securities, unless we determine otherwise or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. In addition, the payment you receive upon early redemption will be reduced by the Redemption Fee Amount.

➣

Your redemption election is irrevocable — You will not know the Redemption Amount at the time you elect to request to redeem your Securities and you will not be able to rescind your election to redeem your Securities after your Redemption Notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Valuation Date.

➣

You are not guaranteed a coupon payment — You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount is less than or equal to the Accrued Tracking Fee. Similarly, you will not receive a coupon payment on a Redemption Date or Call Settlement Date if the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee and, as applicable, the Redemption Fee Amount. In addition, any Tracking Fee Shortfall will reduce the Coupon Amount, if any, for the following Coupon Valuation Date.

➣	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

➣

UBS Call Right — UBS may elect to redeem all outstanding Securities at any time on any Exchange Business Day (or if such day is not an Exchange Business Day, the next Exchange Business Day), as described under “Specific Terms of the Securities — UBS Call Right” beginning on page S-44. If UBS exercises its call right, the Call Settlement Amount may be less than your initial investment in the Securities. Alternatively, if the Securities have increased in value, you may have to invest your proceeds in a lower-return investment.

Is this the right investment for you?

The Securities may be a suitable investment for you if:

➣	You are willing to accept the risk that you may lose some or all of your investment.
➣

You seek an investment with a return linked to the performance of the Index, which will provide exposure to Business Development Companies, and Coupon Amounts which are dependent on distributions made with respect to the Index constituents.

➣

You believe the level of the Index will increase during the term of the Securities by an amount sufficient to offset the negative effect of the Accrued Tracking Fee and any Redemption Fee Amount, less any Coupon Amounts, any Stub Reference Distribution Amount and/or any Adjusted Coupon Amount.

➣

You are willing to hold securities that may be redeemed early by UBS at any time pursuant to the UBS Call Right, on any Exchange Business Day (or if such day is not an Exchange Business Day, the next Exchange Business Day).

➣

You are willing to receive a lower amount of distributions than you would if you owned interests in the Index constituents directly and understand that you may not receive any distributions during the term of the Securities.

➣	You are willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.
➣	You are not seeking an investment for which there will be an active secondary market.
➣	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

The Securities may not be a suitable investment for you if:

➣	You are not willing to accept the risk that you may lose some or all of your investment.
➣

You do not seek an investment with a return linked to the performance of the Index, which will provide exposure to Business Development Companies, and Coupon Amounts which are dependent on distributions made with respect to the Index constituents.

➣

You believe that the level of the Index will decline during the term of the Securities or the level of the Index will not increase by an amount sufficient to offset the negative effect of the Accrued Tracking Fee and any Redemption Fee Amount, less any Coupon Amounts, any Stub Reference Distribution Amount and/or any Adjusted Coupon Amount.

➣

You are not willing to hold securities that may be redeemed early by UBS at any time, pursuant to the UBS Call Right, on any Exchange Business Day (or if such day is not an Exchange Business Day, the next Exchange Business Day).

➣	You are not willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.
➣	You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.
➣	You seek fixed current income from your investment.
➣	You seek an investment for which there will be an active secondary market.
➣	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

Who calculates and publishes the Index?

The level of the Index is calculated by the Index Calculation Agent and disseminated to data vendors every fifteen seconds on days when either the US equity market is open for trading or at least one of the index components is available for trading. Index information, including the Index level, is available from Bloomberg L.P. (“Bloomberg”) under the symbol “MVBIZD.” The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index during the Final Measurement Period or Call Measurement Period or on the applicable Redemption Valuation Date, as the case may be.

Can you tell me more about the effect of the hedging activity of UBS and its affiliates?

UBS or its affiliates expects to hedge their obligations under the Securities by purchasing the Index constituents, futures or options on the Index constituents or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index constituents, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index at any time. Any of these hedging activities may adversely affect the market price of such Index constituents and/or the level of the Index and, therefore, the market value of the Securities and the amount we pay on your Securities, if any. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. You should refer to “Risk Factors—Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS—Trading and other transactions by UBS or its affiliates in the Index constituents, futures, options, exchange-traded funds or other derivative products on such Index constituents or the Index may impair the market value of the Securities” and “Use of Proceeds and Hedging” in this prospectus supplement.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” beginning on page S-53.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the Index. In addition, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to treat the Coupon Amount (including amounts received upon the sale, exchange, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income for tax purposes at the time such amounts accrue or are received, in accordance with your regular method of tax accounting for tax purposes. You will be required to treat such amounts in such a manner despite the fact that (i) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities and (ii) such amounts may be attributable to distributions on the Index constituents that would, if received directly, be subject to a more advantageous tax treatment. For example, such amounts may be attributable to distributions on the Index constituents that, if received directly by certain holders, would be treated as (i) dividends subject to tax at long-term capital gains rates, (ii) dividends eligible for the corporate dividends-received deduction, or (iii) tax-free return of capital distributions.

If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”)), a U.S. holder should generally recognize capital gain or loss upon the sale, redemption or maturity of its Securities in an amount equal to the difference between the amount realized (other than any amount attributable to accrued but unpaid Coupon Amounts and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the holder’s tax basis in the Securities. Such gain or loss should generally be long-term capital gain or loss if the holder has a holding period in the Securities that is greater than one year.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that the Securities could be treated for tax purposes in an alternative manner described below under “Material U.S. Federal Income Tax Consequences — U.S. Holders — Alternative Treatments”.

It is likely that ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and (ii) “regulated investment companies” (“RICs”) (and certain other entities) are considered to be pass-thru entities. We understand that the Index is primarily (or entirely) comprised of entities that are RICs. It is not entirely clear how Section 1260 of the Code applies in the case of a forward contract (such as the Securities) with respect to an index that primarily (or entirely) references pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index constituents that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of Pass-Thru Index Constituents that are referenced by your Securities) on the date that you purchased the Securities and sold your interest in such Pass-Thru Index Constituents on the date of the sale, redemption or maturity of the Securities (the “Excess Gain Amount”). In addition, it is possible that Excess Gain Amount will be computed separately for each Pass-Thru Index Constituent. If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary. You should review the discussion of Section 1260 under the heading “Material U.S. Federal Income Tax Consequences – U.S. Holders – Section 1260” and are urged to consult your own tax advisor regarding the application of these rules to the Securities.

Non-U.S. holders of Securities should review the discussion below under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders” for a summary of the tax consequences to them of holding the Securities, including a discussion of withholding taxes that will be imposed on distributions to them in respect of the Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding any underwriting discount) from the public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Hypothetical Examples

Hypothetical Coupon Amount Calculation

The following table illustrates the hypothetical Coupon Amount payable on each quarterly Coupon Payment Date over a hypothetical period of five quarters. Each of the hypothetical Coupon Amounts set forth below is for illustrative purposes only and may not be the actual Coupon Amount payable to a purchaser of the Securities on any Coupon Payment Date. The actual Coupon Amount payable on any Coupon Payment Date will be determined by reference to the Reference Distribution Amount calculated as of the corresponding Coupon Valuation Date and the Accrued Tracking Fee (including any Tracking Fee Shortfall) calculated as of the corresponding Coupon Valuation Date and may be substantially different from any amounts set forth below. The numbers appearing in the following table and examples have been rounded for ease of analysis. You may not be paid, and are not guaranteed, a Coupon Amount during the term of the Securities.

Quarter	Current Indicative Value	Reference Distribution Amount as of the applicable Coupon Valuation Date	Accrued Tracking Fee (excluding Tracking Fee Shortfall accrued from Previous Quarter) as of the applicable Coupon Valuation Date*	Accrued Tracking Fee (including Tracking Fee Shortfall accrued from Previous Quarter) as of the applicable Coupon Valuation Date*	Coupon Amount	Tracking Fee Shortfall for the Following Quarter
Quarter 1	25.15	0.4764	0.0527	0.0527	0.4237	0
Quarter 2	24.50	0.3256	0.0513	0.0513	0.2743	0
Quarter 3	25.75	0.0000	0.0540	0.0540	0.0000	0.0540
Quarter 4	25.00	0.0165	0.0524	0.1064	0.0000	0.0899
Quarter 5	26.05	0.5076	0.0546	0.1445	0.3631	0

*	Assuming that the total number of calendar days in each quarter is 90.

For additional information and key terms related to the Coupon Amount, please see “Specific Terms of the Securities — Coupon Payment.”

Hypothetical Payment at Maturity or Call, or upon Early Redemption

The following examples illustrate how the Securities would perform at maturity or call, or upon early redemption, in hypothetical circumstances. We have included examples in which the level of the Index increases at a constant rate of 1% per year through maturity (Example 1), as well as examples in which the level of the Index decreases at a constant rate of 1% per year through maturity (Example 2). In addition, Example 3 shows the level of the Index increasing by 1% per year for the first 15 years and then decreasing by 1% per year for the next 15 years, whereas Example 4 shows the reverse scenario of the level of the Index decreasing by 1% per year for the first 15 years, and then increasing by 1% per year for the next 15 years. For ease of analysis and presentation, the following examples assume that the term of the Securities is 30 years, no Coupon Amount was paid during the term of the Securities, the Reference Distribution Amount for each applicable period is zero, no Stub Reference Distribution Amount will be paid at maturity or call and no Adjusted Coupon Amount will be paid upon call or early redemption. These examples highlight the impact of the Accrued Tracking Fee on the payment at maturity or call, or upon early redemption, under different circumstances. Because the Accrued Tracking Fee takes into account the performance of the Index, the absolute level of the Accrued Tracking Fee is dependent on the path taken by the level of the Index to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amount figures for year 30 are as of the hypothetical Calculation Date, and given the indicated assumptions, a holder will receive payment at maturity or call, or upon early redemption, in the indicated amount, according to the indicated formula.

Hypothetical Examples

Example 1 — The level of the Index increases at a constant rate of 1% per year through maturity.

Assumptions:

Annual Tracking Fee	0.85% per annum
Stated Principal Amount:	$25.00
Hypothetical Initial Index Level:	942.00
Redemption Fee Amount:	0.125% of the Current Indicative Value

Year End	Index Level	Current Indicative Value	Annual Tracking Fee for the Applicable Year	Accrued Tracking Fee	Cash Settlement Amount/Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G
		Principal × (B/Initial Index Level)	C × Annual Tracking Fee	Cumulative Total of D*	C - E	F - Redemption Fee Amount
1	951.42	$25.25	$0.2146	$0.2146	$25.04	$25.00
2	960.93	$25.50	$0.2168	$0.4314	$25.07	$25.04
3	970.54	$25.76	$0.2189	$0.6503	$25.11	$25.08
4	980.25	$26.02	$0.2211	$0.8715	$25.14	$25.11
5	990.05	$26.28	$0.2233	$1.0948	$25.18	$25.15
6	999.95	$26.54	$0.2256	$1.3204	$25.22	$25.19
7	1,009.95	$26.80	$0.2278	$1.5482	$25.26	$25.22
8	1,020.05	$27.07	$0.2301	$1.7783	$25.29	$25.26
9	1,030.25	$27.34	$0.2324	$2.0107	$25.33	$25.30
10	1,040.55	$27.62	$0.2347	$2.2455	$25.37	$25.34
11	1,050.96	$27.89	$0.2371	$2.4825	$25.41	$25.38
12	1,061.47	$28.17	$0.2395	$2.7220	$25.45	$25.42
13	1,072.08	$28.45	$0.2418	$2.9638	$25.49	$25.46
14	1,082.80	$28.74	$0.2443	$3.2081	$25.53	$25.50
15	1,093.63	$29.02	$0.2467	$3.4548	$25.57	$25.54
16	1,104.57	$29.31	$0.2492	$3.7040	$25.61	$25.58
17	1,115.61	$29.61	$0.2517	$3.9556	$25.65	$25.62
18	1,126.77	$29.90	$0.2542	$4.2098	$25.69	$25.66
19	1,138.04	$30.20	$0.2567	$4.4665	$25.74	$25.70
20	1,149.42	$30.50	$0.2593	$4.7258	$25.78	$25.75
21	1,160.91	$30.81	$0.2619	$4.9877	$25.82	$25.79
22	1,172.52	$31.12	$0.2645	$5.2522	$25.87	$25.83
23	1,184.25	$31.43	$0.2671	$5.5194	$25.91	$25.88
24	1,196.09	$31.74	$0.2698	$5.7892	$25.95	$25.92
25	1,208.05	$32.06	$0.2725	$6.0617	$26.00	$25.97
26	1,220.13	$32.38	$0.2752	$6.3369	$26.04	$26.01
27	1,232.33	$32.71	$0.2780	$6.6149	$26.09	$26.06
28	1,244.66	$33.03	$0.2808	$6.8957	$26.14	$26.10
29	1,257.10	$33.36	$0.2836	$7.1793	$26.18	$26.15
30	1,269.67	$33.70	$0.2864	$7.4657	$26.23	$26.20

*

Because the Reference Distribution Amount for each year is zero, for each year the Tracking Fee Shortfall is increased by the Annual Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the Annual Tracking Fee for that year plus the Tracking Fee Shortfall as of the previous year (i.e., the sum of the Annual Tracking Fees for all previous years).

Cumulative Index Return	34.78%
Annual Index Return	1.00%
Annual Return on Securities**	0.16%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 2 — The level of the Index decreases at a constant rate of 1% per year through maturity).

Assumptions:

Annual Tracking Fee	0.85% per annum
Stated Principal Amount:	$25.00
Hypothetical Initial Index Level:	942.00
Redemption Fee Amount:	0.125% of the Current Indicative Value

Year End	Index Level	Current Indicative Value	Annual Tracking Fee for the Applicable Year	Accrued Tracking Fee	Cash Settlement Amount/Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G
		Principal × (B/Initial Index Level)	C × Annual Tracking Fee	Cumulative Total of D*	C - E	F - Redemption Fee Amount
1	932.58	$24.75	$0.2104	$0.2104	$24.54	$24.51
2	923.25	$24.50	$0.2083	$0.4186	$24.08	$24.05
3	914.02	$24.26	$0.2062	$0.6248	$23.63	$23.60
4	904.88	$24.01	$0.2041	$0.8290	$23.19	$23.16
5	895.83	$23.77	$0.2021	$1.0310	$22.74	$22.72
6	886.87	$23.54	$0.2001	$1.2311	$22.31	$22.28
7	878.01	$23.30	$0.1981	$1.4292	$21.87	$21.85
8	869.23	$23.07	$0.1961	$1.6253	$21.44	$21.42
9	860.53	$22.84	$0.1941	$1.8194	$21.02	$20.99
10	851.93	$22.61	$0.1922	$2.0116	$20.60	$20.57
11	843.41	$22.38	$0.1903	$2.2018	$20.18	$20.16
12	834.97	$22.16	$0.1884	$2.3902	$19.77	$19.74
13	826.62	$21.94	$0.1865	$2.5767	$19.36	$19.34
14	818.36	$21.72	$0.1846	$2.7613	$18.96	$18.93
15	810.17	$21.50	$0.1828	$2.9440	$18.56	$18.53
16	802.07	$21.29	$0.1809	$3.1250	$18.16	$18.14
17	794.05	$21.07	$0.1791	$3.3041	$17.77	$17.75
18	786.11	$20.86	$0.1773	$3.4814	$17.38	$17.36
19	778.25	$20.65	$0.1756	$3.6570	$17.00	$16.98
20	770.47	$20.45	$0.1738	$3.8308	$16.62	$16.60
21	762.76	$20.24	$0.1721	$4.0028	$16.24	$16.22
22	755.14	$20.04	$0.1703	$4.1732	$15.87	$15.85
23	747.58	$19.84	$0.1686	$4.3418	$15.50	$15.48
24	740.11	$19.64	$0.1670	$4.5088	$15.13	$15.11
25	732.71	$19.45	$0.1653	$4.6741	$14.77	$14.75
26	725.38	$19.25	$0.1636	$4.8377	$14.41	$14.40
27	718.13	$19.06	$0.1620	$4.9997	$14.06	$14.04
28	710.95	$18.87	$0.1604	$5.1601	$13.71	$13.69
29	703.84	$18.68	$0.1588	$5.3189	$13.36	$13.34
30	696.80	$18.49	$0.1572	$5.4761	$13.02	$13.00

*

Because the Reference Distribution Amount for each year is zero, for each year the Tracking Fee Shortfall is increased by the Annual Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the Annual Tracking Fee for that year plus the Tracking Fee Shortfall as of the previous year (i.e., the sum of the Annual Tracking Fees for all previous years).

Cumulative Index Return	-26.03%
Annual Index Return	-1.00%
Annual Return on Securities**	-2.16%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 3 — The level of the Index increases by 1% per year for the first 15 years and then decreases by 1% per year for the next 15 years.

Assumptions:

Annual Tracking Fee	0.85% per annum
Stated Principal Amount:	$25.00
Hypothetical Initial Index Level:	942.00
Redemption Fee Amount:	0.125% of the Current Indicative Value

Year End	Index Level	Current Indicative Value	Annual Tracking Fee for the Applicable Year	Accrued Tracking Fee	Cash Settlement Amount/Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G
		Principal × (B/Initial Index Level)	C × Annual Tracking Fee	Cumulative Total of D*	C - E	F - Redemption Fee Amount
1	951.42	$25.25	$0.2146	$0.2146	$25.04	$25.00
2	960.93	$25.50	$0.2168	$0.4314	$25.07	$25.04
3	970.54	$25.76	$0.2189	$0.6503	$25.11	$25.08
4	980.25	$26.02	$0.2211	$0.8715	$25.14	$25.11
5	990.05	$26.28	$0.2233	$1.0948	$25.18	$25.15
6	999.95	$26.54	$0.2256	$1.3204	$25.22	$25.19
7	1,009.95	$26.80	$0.2278	$1.5482	$25.26	$25.22
8	1,020.05	$27.07	$0.2301	$1.7783	$25.29	$25.26
9	1,030.25	$27.34	$0.2324	$2.0107	$25.33	$25.30
10	1,040.55	$27.62	$0.2347	$2.2455	$25.37	$25.34
11	1,050.96	$27.89	$0.2371	$2.4825	$25.41	$25.38
12	1,061.47	$28.17	$0.2395	$2.7220	$25.45	$25.42
13	1,072.08	$28.45	$0.2418	$2.9638	$25.49	$25.46
14	1,082.80	$28.74	$0.2443	$3.2081	$25.53	$25.50
15	1,093.63	$29.02	$0.2467	$3.4548	$25.57	$25.54
16	1,082.70	$28.73	$0.2442	$3.6990	$25.03	$25.00
17	1,071.87	$28.45	$0.2418	$3.9408	$24.51	$24.48
18	1,061.15	$28.16	$0.2394	$4.1802	$23.98	$23.95
19	1,050.54	$27.88	$0.2370	$4.4172	$23.46	$23.43
20	1,040.03	$27.60	$0.2346	$4.6518	$22.95	$22.92
21	1,029.63	$27.33	$0.2323	$4.8841	$22.44	$22.41
22	1,019.34	$27.05	$0.2299	$5.1140	$21.94	$21.91
23	1,009.14	$26.78	$0.2276	$5.3417	$21.44	$21.41
24	999.05	$26.51	$0.2254	$5.5670	$20.95	$20.92
25	989.06	$26.25	$0.2231	$5.7902	$20.46	$20.43
26	979.17	$25.99	$0.2209	$6.0110	$19.98	$19.95
27	969.38	$25.73	$0.2187	$6.2297	$19.50	$19.47
28	959.69	$25.47	$0.2165	$6.4462	$19.02	$19.00
29	950.09	$25.21	$0.2143	$6.6605	$18.55	$18.53
30	940.59	$24.96	$0.2122	$6.8727	$18.09	$18.07

*

Because the Reference Distribution Amount for each year is zero, for each year the Tracking Fee Shortfall is increased by the Annual Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the Annual Tracking Fee for that quarter plus the Tracking Fee Shortfall as of the previous year (i.e., the sum of the Annual Tracking Fees for all previous years).

Cumulative Index Return	-0.15%
Annual Index Return	-0.01%
Annual Return on Securities**	-1.08%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 4 — The level of the Index decreases by 1% per year for the first 15 years, and then increases by 1% per year for the next 15 years.

Assumptions:

Annual Tracking Fee	0.85% per annum
Stated Principal Amount:	$25.00
Hypothetical Initial Index Level:	942.00
Redemption Fee Amount:	0.125% of the Current Indicative Value

Year End	Index Level	Current Indicative Value	Annual Tracking Fee for the Applicable Year	Accrued Tracking Fee	Cash Settlement Amount/Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G
		Principal × (B/Initial Index Level)	C × Annual Tracking Fee	Cumulative Total of D*	C - E	F - Redemption Fee Amount
1	932.58	$24.75	$0.2104	$0.2104	$24.54	$24.51
2	923.25	$24.50	$0.2083	$0.4186	$24.08	$24.05
3	914.02	$24.26	$0.2062	$0.6248	$23.63	$23.60
4	904.88	$24.01	$0.2041	$0.8290	$23.19	$23.16
5	895.83	$23.77	$0.2021	$1.0310	$22.74	$22.72
6	886.87	$23.54	$0.2001	$1.2311	$22.31	$22.28
7	878.01	$23.30	$0.1981	$1.4292	$21.87	$21.85
8	869.23	$23.07	$0.1961	$1.6253	$21.44	$21.42
9	860.53	$22.84	$0.1941	$1.8194	$21.02	$20.99
10	851.93	$22.61	$0.1922	$2.0116	$20.60	$20.57
11	843.41	$22.38	$0.1903	$2.2018	$20.18	$20.16
12	834.97	$22.16	$0.1884	$2.3902	$19.77	$19.74
13	826.62	$21.94	$0.1865	$2.5767	$19.36	$19.34
14	818.36	$21.72	$0.1846	$2.7613	$18.96	$18.93
15	810.17	$21.50	$0.1828	$2.9440	$18.56	$18.53
16	818.28	$21.72	$0.1846	$3.1286	$18.59	$18.56
17	826.46	$21.93	$0.1864	$3.3150	$18.62	$18.60
18	834.72	$22.15	$0.1883	$3.5033	$18.65	$18.63
19	843.07	$22.37	$0.1902	$3.6935	$18.68	$18.66
20	851.50	$22.60	$0.1921	$3.8856	$18.71	$18.69
21	860.02	$22.82	$0.1940	$4.0796	$18.74	$18.72
22	868.62	$23.05	$0.1959	$4.2756	$18.78	$18.75
23	877.30	$23.28	$0.1979	$4.4735	$18.81	$18.79
24	886.08	$23.52	$0.1999	$4.6734	$18.84	$18.82
25	894.94	$23.75	$0.2019	$4.8752	$18.88	$18.85
26	903.89	$23.99	$0.2039	$5.0791	$18.91	$18.89
27	912.93	$24.23	$0.2059	$5.2851	$18.94	$18.92
28	922.05	$24.47	$0.2080	$5.4931	$18.98	$18.95
29	931.28	$24.72	$0.2101	$5.7032	$19.01	$18.99
30	940.59	$24.96	$0.2122	$5.9153	$19.05	$19.02

*

Because the Reference Distribution Amount for each year is zero, for each year the Tracking Fee Shortfall is increased by the Annual Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the Annual Tracking Fee for that year plus the Tracking Fee Shortfall as of the previous year (i.e., the sum of the Annual Tracking Fees for all previous years).

Cumulative Index Return	-0.15%
Annual Index Return	-0.01%
Annual Return on Securities**	-0.91%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

You may receive Coupon Amounts during the term of the Securities, a Stub Reference Distribution Amount at maturity or call, or an Adjusted Coupon Amount upon call or early redemption. The hypothetical returns displayed in all of the examples above do not reflect any Coupon Amounts you may be entitled to receive during the term of the Securities, any Stub Reference Distribution Amount you may be entitled to receive at maturity or call or any Adjusted Coupon Amount you may be entitled to receive upon call or early redemption. If any Coupon Amounts were paid during the term of the Securities, any Stub Reference Distribution Amount was paid upon maturity or call, or any Adjusted Coupon Amount was payable upon call or early redemption, the hypothetical Cash Settlement Amounts, Call Settlement Amounts or Redemption Amounts displayed above would have been higher (as a portion of the Accrued Tracking Fee would have been offset in calculating the Coupon Amounts or Adjusted Coupon Amount and/or the Cash Settlement Amounts or Call Settlement Amounts would have been increased by the Stub Reference Distribution Amount). If any distributions were paid by the Index constituents during the term of the Securities, those distributions would also offset the Accrued Tracking Fee, even if those distributions were not sufficient to cause a Coupon Amount to be paid.

We cannot predict the actual Index Closing Level on any Index Business Day or the market value of your Securities, nor can we predict the relationship between the Index Closing Level and the market value of your Securities at any time prior to the Maturity Date. The actual amount that a holder of the Securities will receive at maturity or call, or upon early redemption, as the case may be, and the rate of return on the Securities will depend on the actual Final Index Level, the Accrued Tracking Fee and any Redemption Fee Amount and whether any Coupon Amount was paid during the term of the Securities, any Stub Reference Distribution Amount is payable at maturity or call or any Adjusted Coupon Amount is payable upon call or early redemption. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the Index on any Index Business Day, the Final Index Level, or what the value of your Securities may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above are for illustrative purposes only and do not represent the actual future performance of the Securities.

Risk Factors

Your investment in the Securities involves significant risks. The Securities are not secured debt and are significantly riskier than ordinary unsecured debt securities. As described in more detail below, the trading price of the Securities may decline considerably before the Maturity Date, due to events that are difficult to predict and beyond our control. Investing in the Securities is not equivalent to investing directly in the Index constituents or the Index itself. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Securities.

Risks Relating to the Return on the Securities

The Securities do not guarantee any payment at maturity or call or early redemption, nor do they guarantee payment of any Coupon Amount. You may lose all or a significant portion of your investment in the Securities.

The Securities do not guarantee a minimum payment or payment of the Stated Principal Amount at maturity or call, or upon acceleration or early redemption and you may receive less, and possibly significantly less, than the amount you originally invested. The cash payment (if any) that you receive on your Securities at maturity or call or upon acceleration or early redemption will be based primarily on any increase or decrease in the level of the Index, and will be reduced by the Accrued Tracking Fee and, if applicable, the Redemption Fee Amount. Any Coupon Amount will be reduced by the Accrued Tracking Fee, which includes any applicable Tracking Fee Shortfall. In addition, the terms of the Securities differ from those of ordinary debt securities in that the Securities neither pay interest nor guarantee payment of any Coupon Amount. As a result, you may lose all or a significant amount of your investment in the Securities if the level of the Index decreases or does not increase by an amount sufficient, together with the Coupon Amounts, to offset those fees. Furthermore, even if the level of the Index increases, your return on the Securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

You may lose some or all of your principal and, even if the Final Index Level is greater than the Initial Index Level, you may receive less than your initial investment in the Securities due to the negative effect of the Accrued Tracking Fee and/or the Redemption Fee Amount.

The Securities are fully exposed to any decline in the level of the Index. If the level of the Index declines, you may lose some or all of your investment at maturity or call, or upon early redemption. The Accrued Tracking Fee takes into account the performance of the Index, as measured by the Index Closing Level, and the absolute level of the Accrued Tracking Fee is dependent on the path taken by the Index Closing Level to arrive at its ending level on any date of determination. In addition, if any distributions that a Reference Holder would be entitled to receive from the Index constituents are not sufficient to cover the Annual Tracking Fee (equivalent to 0.85% per annum times the applicable Current Indicative Value), the amount of the Accrued Tracking Fee (including the Tracking Fee Shortfall or the Adjusted Tracking Fee Shortfall, as applicable) will reduce the payment, if any, you will receive at maturity or call, or upon early redemption. In addition, if you redeem your Securities prior to maturity, you will be charged a Redemption Fee Amount, applied on the Redemption Valuation Date, equal to the product of (i) 0.125% and (ii) the Current Indicative Value as of the immediately preceding Index Business Day. If the Final Index Level, as compared to Initial Index Level, decreases or even if the Final Index Level, as compared to the Initial Index Level, increases, but does not increase sufficiently during the relevant period to offset, together with any Coupon Amount, the negative effect of any Accrued Tracking Fee and/or any applicable Redemption Fee Amount, you will receive less than your investment in the Securities, or possibly zero, at maturity or call, or upon early redemption of your Securities. The Initial Index Level is adjusted on the Effective Date to be equal to (a) the Index Closing Level of the Index on the Effective Date multiplied by (b) (i) 904.113 (the original Initial Index Level) divided by (ii) the Index Closing Level of the Original Index on the Effective Date.

You are not guaranteed any coupon payments.

The Accrued Tracking Fee will reduce the positive effect of any distributions by the Index constituents, as reflected in any Coupon Amounts that you may receive. You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, is less than or

Risk Factors

equal to the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date. The resulting Tracking Fee Shortfall, which is the difference between the Accrued Tracking Fee and the Reference Distribution Amount, will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date. Distributions, if any, by the Index constituents may be minimal or even zero in any given period, which would cause the Tracking Fee Shortfall to increase. The Tracking Fee Shortfall as of the final Coupon Valuation Date, if any, will be included in the calculation of the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period.

Similarly, you will not receive a coupon payment on a Redemption Date or Call Settlement Date if the Adjusted Reference Distribution Amount, calculated as of the Redemption Valuation Date or Call Valuation Date, as applicable, is less than the Adjusted Tracking Fee and Redemption Fee Amount, calculated as of the Redemption Valuation Date, or the Adjusted Tracking Fee calculated as of the Call Valuation Date. The resulting Adjusted Tracking Fee Shortfall, which is the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, will be included in the calculation of the Accrued Tracking Fee as of the Redemption Valuation Date or the last Index Business Day in the Call Measurement Period.

The Initial Index Level may be higher than the Index Closing Level on the Initial Trade Date or at other times during the term of the Securities.

The Index Closing Level on the Initial Trade Date, or at other times during the term of the Securities could be lower than the Initial Index Level. This difference could be particularly large if there is a significant decrease in the Index Closing Level, or if there is significant volatility in the Index Closing Levels during the term of the Securities.

The Final Index Level may be less than the Index Closing Level on the Maturity Date or Call Settlement Date, or at other times during the term of the Securities.

The Index Closing Level on the Maturity Date or Call Settlement Date, or at other times during the term of the Securities, including dates near the Final Measurement Period or Call Measurement Period, as applicable, could be higher than the Final Index Level, because the Final Index Level is calculated based on the Index levels measured on each Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable. This difference could be particularly large if there is a significant increase in the Index Closing Level after the Final Measurement Period or Call Measurement Period, as applicable, or if there is a significant decrease in the Index Closing Level around the Final Measurement Period or Call Measurement Period, as applicable. Significant volatility in the Index Closing Levels during the term of the Securities may make this more likely. Your payment will not reflect any subsequent increase in the Index following the relevant Measurement Period or date of determination.

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date. You may only redeem your Securities on a Redemption Date if we receive a notice of redemption from your broker by no later than 12:00 noon, New York City time, and a confirmation of redemption by no later than 5:00 p.m., New York City time, on the Business Day prior to the applicable Redemption Valuation Date. If we do not receive your notice of redemption by 12:00 noon, New York City time, or the confirmation of redemption by 5:00 p.m., New York City time, on the Business Day prior to the applicable Redemption Valuation Date, your notice will not be effective and we will not redeem your Securities on the applicable Redemption Date. Your notice of redemption will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-42 for more information.

You will not know the Redemption Amount at the time you elect to request that we redeem your Securities.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your Securities. Your notice to us to redeem your Securities is irrevocable and must be received by us no later than 12:00 noon, New York City time, on the Business Day immediately preceding the applicable Redemption Valuation

Risk Factors

Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same date. If your DTC custodian or your brokerage firm is not a current UBS customer, UBS will be required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process may delay your Redemption Valuation Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm. In this circumstance you will be unable to redeem your Securities through such custodian or broker. You will not know the Redemption Amount until after the Redemption Valuation Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the third Business Day following the Redemption Valuation Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us redeem your Securities, and prior to the relevant Redemption Date. The Redemption Valuation Date is the Index Business Day following the date on which such notice and confirmation are received by us, but you may request that UBS AG accelerate the Redemption Valuation Date to the date on which you deliver the applicable Redemption Notice and Redemption Confirmation. If UBS AG approves such request, in its sole discretion on a case-by-case basis, the Redemption Valuation Date for such redemption shall be the date on which you deliver the applicable Redemption Notice and Redemption Confirmation instead of the Index Business Day following such date. You should not assume that you will be entitled to any such acceleration. UBS AG will be under no obligation to approve any such request, or to make any announcement regarding any decision by it to approve any such request. As a result, when considering making an investment in the Securities, you should assume that UBS AG will not choose to approve any request to accelerate the Redemption Valuation Date, or that if UBS AG does approve any such request, it will choose not to do so with respect to any redemption requests that you submit.

Owning the Securities is not the same as owning interests in the Index constituents or a security directly linked to the performance of the Index.

The return on your Securities will not reflect the return you would have realized if you had actually owned interests in the Index constituents or a security directly linked to the performance of the Index measured using any method other than average Index Closing Levels, and held such investment for a similar period. Any return on your Securities includes the negative effect of the Accrued Tracking Fee and any Redemption Fee Amount, which are costs the Index constituents do not have. Furthermore, if the level of the Index increases during the term of the Securities, the market value of the Securities may not increase by the same amount or may even decline, due to the amount of the Annual Tracking Fee and any Tracking Fee Shortfall, any lack of liquidity, the actual or perceived credit of UBS and other potential factors. The Internal Revenue Service could possibly assert, however, that you should be treated as owning such Index constituents for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences — U.S. Holders —— Alternative Treatments.” Neither you nor any other holder or owner of the Securities will have any voting rights, any right to receive distributions or any other rights with respect to the Index constituents. The Cash Settlement Amount, Call Settlement Amount or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index constituents.

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the last Index Business Day in the Final Measurement Period when the Security Calculation Agent will determine your payment at maturity (or the relevant measurement date or period if the Securities are subject to a call or early redemption). Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

➣	the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index) and of options or other financial instruments relating to the Index;
➣

the market prices of the Index constituents, which may be affected by, among other things, regulatory and tax developments affecting BDCs generally and the Index constituents specifically; competition among both BDCs and other lenders; the ability of the Index constituents to retain key management personnel; their ability to raise additional capital; and borrowers’ ability to meet their obligations to the Index constituents;

➣	the dividend or distribution rate paid by the Index constituents;

Risk Factors

➣	the time remaining to the maturity of the Securities;
➣	interest rates;
➣

supply and demand for the Securities, including to the extent affected by inventory positions with UBS or any market maker or additional issue and sales of the Securities and any suspensions or limits on such activity;

➣	the amount of the Accrued Tracking Fee and whether there is any Tracking Fee Shortfall;
➣

economic, financial, political, regulatory, geographical, agricultural, judicial or other events (including domestic or global health events, including the outbreak of contagious or pandemic diseases, such as the recent coronavirus (COVID-19)) that affect the level of the Index or the market prices of the Index constituents, or that affect market prices or volatility generally;

➣	supply and demand in the listed and over-the-counter derivative markets;
➣	supply and demand as well as hedging activities in the equity-linked structured product markets; and
➣	the actual and perceived creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor in an unpredictable manner, which could negatively affect the market value of the Securities.

Risks Relating to the Index and the Calculation of the Index

The Index Calculation Agent may, in its sole discretion, discontinue the public disclosure of the intraday indicative value of the Index and the end-of-day official closing value of the Index.

The Index Calculation Agent is not under any obligation to continue to calculate the intraday indicative value of the Index and end-of-day official closing value of the Index or required to calculate similar values for any successor index. If the Index Calculation Agent discontinues such public disclosure, we may not be able to provide the intraday indicative values related to the Index required to maintain any listing of the Securities on NYSE Arca. If the Securities are not listed, the liquidity of the market for the Securities may be materially and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

MV Index Solutions GmbH (the “Index Sponsor”) may adjust the Index in a way that affects the Index Closing Level, and the Index Sponsor does not have any obligation to consider your interests as a holder of the Securities.

The Index Sponsor can add, delete or substitute the equity securities underlying the Index or make other methodological changes that could change the Index Closing Level. You should realize that the changing of equity securities included in the Index may affect the Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the Securities. The Index Sponsor has no obligation to consider your interests as a holder of the Securities in calculating or revising the Index. See “MVIS US Business Development Companies Index.”

Changes that affect the composition, methodology, policies and calculation of the Index will affect the market value of the Securities and the Cash Settlement Amount, Call Settlement Amount or Redemption Amount.

The amount payable on the Securities and their market value could be affected if the Index Sponsor, in its sole discretion, discontinues or suspends calculation of the Index in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the Index Closing Level, the Initial Index Level, or the Final Index Level are not available because of a market disruption event or for any other reason, the Security Calculation Agent will make a good faith estimate in its sole discretion of the Initial Index Level or the Final Index Level that would have prevailed in the absence of the market disruption event. If the Security Calculation Agent determines that the publication of the Index is discontinued and that there is no successor index on the date when the Initial Index Level or the Final Index Level is required to be determined, the Security Calculation Agent will instead make a good faith estimate in its sole discretion of the Initial Index Level or the Final Index Level by

Risk Factors

reference to a group of business development companies that are registered with the Securities and Exchange Commission (the “SEC”) and have elected to be regulated as a BDC under the Investment Company Act of 1940 (the “1940 Act”), and a computation methodology that the Security Calculation Agent determines will as closely as reasonably possible replicate the Index.

In addition, changes by the Index Sponsor of its policies relating to the Index, the calculation of the Index or to Index constituents could affect the level of the Index and, therefore, the value of your Securities. The Index Sponsor could also change its methodology concerning constituents that qualify for inclusion in the Index and how it calculates the Index, which could adversely affect the value of your Securities. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index.

There are uncertainties regarding the Index because of its limited performance history.

The Index was launched on August 4, 2011, and therefore has a limited history. Limited historical information will be available for you to consider in making an independent investigation of the Index performance, which may make it more difficult for you to make an informed decision with respect to an investment in the Securities than if the Index had a longer performance history.

Estimated historical and historical levels of the Index should not be taken as an indication of future performance during the term of the Securities.

The actual performance of the Index over the term of the Securities, as well as the amount payable at maturity or call, or upon early redemption, may bear little relation to the historical performance of the Index, which is limited as of the date of this prospectus supplement, or the past estimated historical performance of the Index. The performance of the Index constituents will determine the Initial Index Level, or the Final Index Level on any given date of determination at other times during the term of the Securities. As a result, it is impossible to predict whether the level of the Index will rise or fall during the term of the Securities.

An Index constituent may be replaced upon the occurrence of certain adverse events.

An exchange may replace or delist an Index constituent. Procedures have been established by the Index Sponsor to address such events, which may include, among other things, a market disruption event (as it pertains to the Index) or the replacement or delisting of an Index constituent. There can be no assurance, however, that a market disruption event (as it pertains to the Index), the replacement or delisting of an Index constituent, or any other force majeure event, will not have an adverse or distortive effect on the value of the Index or the manner in which it is calculated and, therefore, such events may have an adverse impact on the value of the Securities. An Index constituent may also be removed from the Index, as described under “MVIS US Business Development Companies Index — Corporate Events.”

The Security Calculation Agent can postpone the determination of the Initial Index Level or the Final Index Level and thus the applicable Redemption Date, the Call Settlement Date or the Maturity Date if a market disruption event occurs during the applicable measurement period.

The determination of the Initial Index Level or the Final Index Level may be postponed if the Security Calculation Agent determines that a market disruption event has occurred or is continuing during the Final Measurement Period or the Call Measurement Period, or on the Redemption Valuation Date. If such a postponement occurs, then the Security Calculation Agent will instead use the Index Closing Level on the first Index Business Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the Final Measurement Period, the Call Measurement Period or the Redemption Valuation Date for the Securities be postponed by more than three Index Business Days. As a result, the applicable Redemption Date, the Call Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than three Index Business Days. If the Final Measurement Period, the Call Measurement Period, or the Redemption Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final day in the Final Measurement Period or the Call Measurement Period, or will be the Redemption Valuation Date. If a market disruption event is occurring on the last possible day in the Final Measurement Period or the Call Measurement Period, or on the Redemption Valuation Date, then the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event.”

Risk Factors

Index calculation disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the Securities, the intraday and daily calculations of the level of the Index may be adjusted in the event that the Security Calculation Agent determines that any of the following Index calculation disruption events exist: the termination or suspension of, or material limitation or disruption in, the trading of any of the Index constituents. Any such Index calculation disruption event may have an adverse impact on the level of the Index or the manner in which it is calculated and, therefore, may have an adverse effect on the market value of the Securities. See “Specific Terms of the Securities — Market Disruption Event.”

Risks Relating to Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS

The Securities are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series B” and do not benefit from a co-obligation of UBS Switzerland AG.

UBS AG Exchange Traded Access Securities (“ETRACS”) issued prior to June 12, 2015 are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series A.” UBS Switzerland AG is a co-obligor of such debt securities. However, the Securities are part of a separate series of debt securities entitled “Medium-Term Notes, Series B,” and were issued after June 12, 2015. As a result, UBS Switzerland AG is not a co-obligor of the Securities and has no liability with respect to the Securities. If UBS AG fails to perform and observe every covenant of the indenture to be performed or observed by UBS AG with respect to the Securities, holders of the Securities will have recourse only against UBS AG, and not against UBS Switzerland AG.

The Securities are not bank deposits.

An investment in the Securities may give rise to higher yields than a bank deposit placed with UBS or with any other investment firm in the UBS Group (a “UBS Bank Deposit”). However, an investment in the Securities carries risks which are very different from the risk profile of a UBS Bank Deposit. The Securities are expected to have greater liquidity than a UBS Bank Deposit since UBS Bank Deposits are generally not transferable. However, the Securities may have no established trading market when issued, and one may never develop. Investments in the Securities do not benefit from the protection provided pursuant to Directive 2014/49/EU of the European Parliament and of the Council of the European Union on deposit guarantee schemes or any national implementing measure implementing this Directive in any jurisdiction. Therefore, if we become insolvent or default on our obligations, investors investing in such Securities in the worst case scenario could lose their entire investment. Further, if UBS experiences financial difficulties, the Swiss Financial Market Supervisory Authority has the power to open resolution or liquidation proceedings or impose protective measures in relation to UBS Group AG, UBS AG or UBS Switzerland AG, and holders of the Securities may be subject to write-down or conversion into equity on any application of the general bail-in tool and non-viability loss absorption, which may result in such holders losing some or all of their investment.

As a holder of the Securities, you will be exposed to the credit of UBS.

The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any payment at maturity or call, or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity or call, or upon early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities.

Changes in our credit ratings may affect the market value of the Securities.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the Securities. However, because the return on the Securities is dependent upon certain factors in addition to our ability to pay our obligations on the Securities, an improvement in our credit ratings will not reduce the other investment risks related to the Securities. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the Securities.

Risk Factors

UBS AG’s results of operations and financial condition may be adversely affected by the COVID-19 pandemic and the response to it.

The COVID-19 pandemic, governmental measures taken to manage it, as well as developments in fiscal policy and the possible withdrawal of stimulus measures may continue to adversely affect, global economic conditions, resulting in further contraction in the global economy, substantial volatility in the financial markets, increased unemployment, increased credit and counterparty risk, and operational challenges, such as the temporary closures of businesses, sheltering-in-place directives and increased remote work protocols. While governments and central banks around the world have reacted to the economic crisis caused by the pandemic by implementing stimulus and liquidity programs and cutting interest rates, these programs may be coming to an end. In addition, while vaccination campaigns are progressing and many economies are recovering, localized outbreaks, the spread of new variants of COVID-19, and uneven vaccination rates are causing uncertainty around a sustainable recovery. If the pandemic resurges, vaccine distribution is delayed, or available vaccines prove ineffective against evolving strains of the coronavirus, or the actions of governments and central banks are unsuccessful, the adverse impact on the global economy will deepen, UBS AG’s results of operations and financial condition in future quarters may be adversely affected.

COVID-19 and lockdown and other measures to control the pandemic have significantly affected major economies across the world. Uncertainties are still at a high level, making predictions difficult. The COVID-19 pandemic has affected all of UBS’s businesses, and these effects could be greater in the future if adverse conditions persist or worsen. These effects have included declines in some asset prices, spikes in volatility, lower or negative interest rates, widening of credit spreads and credit deterioration. These effects have resulted in decreases in the valuation of loans and commitments, an increase in the allowance for credit losses and lower valuations of certain classes of trading assets. While certain of these effects have partially reversed as economies have reopened and economic stimulus has been maintained, or were offset by high levels of client activity in 2020, and, in the first six months of 2021, by a rebound in asset prices in some sectors, these favorable conditions may not persist.

Should adverse global market conditions recur, or the pandemic lead to additional market disruptions, UBS AG may experience reduced client activity and demand for its products and services, increased utilization of lending commitments, significantly increased client defaults, continued and increasing credit and valuation losses in its loan portfolios, loan commitments and other assets, and impairments of other financial assets. Declines in interest rates have decreased net interest margins and such declines may continue to sharpen. A decline in invested assets would also reduce recurring fee income in UBS’s Global Wealth Management and Asset Management businesses. These factors and other consequences of the COVID-19 pandemic may negatively affect UBS AG’s financial condition, including possible constraints on capital and liquidity, as well as a higher cost of capital, and possible changes or downgrades to credit ratings.

Although UBS AG is adapting its plans for the return of its employees to the offices following the gradual lifting of lockdowns and similar measures, a substantial portion of its workforce is still in work-from-home solutions, including client-facing and trading staff. If significant portions of its workforce, including key personnel, are unable to work effectively because of illness, government actions, or other restrictions in connection with the pandemic, the adverse effects of the pandemic on UBS AG’s businesses could be ex-acerbated. In addition, with staff working from outside the offices, UBS AG faces new challenges and operational risks, including maintenance of supervisory and surveillance controls, as well as increased fraud and data security risks. While it has taken measures to manage these risks, such measures have never been tested on the scale or duration that UBS AG is currently experiencing, and there is risk that these measures will not be effective in the current unprecedented operating environment.

The extent to which the pandemic, and the related adverse economic conditions, affect UBS’s businesses, results of operations and financial condition, as well as its regulatory capital and liquidity ratios, will de-pend on future developments, including the scope and duration of the pandemic and any recovery period, the adequacy of vaccine distribution plans and execution of those plans, as well as the efficacy of vaccines against potential virus variants, future actions taken by governmental authorities, central banks and other third parties in response to the pandemic, and the effects on UBS’s customers, counterparties, employees and third-party service providers.

Risk Factors

The business activities of UBS or its affiliates may create conflicts of interest.

We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as Security Calculation Agent. As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index constituents that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could have an adverse impact on the market value of the Securities.

There are potential conflicts of interest between you and the Security Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Security Calculation Agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity or call, or upon early redemption. For a fuller description of the Security Calculation Agent’s role, see “Specific Terms of the Securities — Security Calculation Agent” on page S-46. The Security Calculation Agent will exercise its judgment when performing its functions. For example, the Security Calculation Agent may have to determine whether a market disruption event affecting the Index constituents or the Index has occurred or is continuing on a day during the Call Measurement Period or the Final Measurement Period, or on the Redemption Valuation Date. This determination may, in turn, depend on the Security Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Security Calculation Agent may adversely affect the market value of the Securities, the Security Calculation Agent may have a conflict of interest if it needs to make any such decision.

Trading and other transactions by UBS or its affiliates in the Index constituents, futures, options, exchange-traded funds or other derivative products on such Index constituents or the Index may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page S-52, UBS or its affiliates expects to hedge their obligations under the Securities by purchasing the Index constituents, futures or options on the Index constituents or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index constituents, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index at any time.

Any of these hedging activities may adversely affect the market price of such Index constituents and/or the level of the Index and, therefore, the market value of the Securities and the amount we pay on your Securities, if any. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the Index constituents and other investments relating to the Index constituents or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Index constituents and the level of the Index and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any Index constituents or the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

Any of these activities therefore could adversely affect the payment at maturity or call or upon early redemption of the Securities. With respect to any of the activities described above, neither UBS nor its affiliates has any obligation to take the needs of the buyer, seller or holder of the Securities into consideration at any time.

Any of these activities will contribute to the trading volume of the underlying constituents and may adversely affect the level of the Index and, therefore, the Current Indicative Value and Closing Indicative Value of the Securities. Furthermore, any of these activities, if occurring during a Measurement Period, or on any Redemption Valuation Date, could adversely affect the payment at maturity, call or upon redemption.

Risk Factors

Our offering of the Securities does not constitute a recommendation of the Index or the Index constituents.

You should not take our offering of the Securities as an expression of our views about how the Index to which the Securities are linked will perform in the future or as a recommendation to invest in the Index or the Index constituents, including through an investment in the Securities. As we are part of a global financial institution, our affiliates may have, and often do have, positions (including short positions) that conflict with an investment in the Securities, including positions in constituent securities included in the Index. You should undertake an independent determination of whether an investment in the Securities is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfil the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’s assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Securities. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Securities) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of the UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital, second, all other claims not excluded by law from a debt-to-equity swap (other than deposits), and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’s obligations under the Securities. Consequently, holders of Securities may lose all of some of their investment in the Securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded.

Risk Factors

The tax consequences of owning Securities are uncertain and may be less favorable than a direct investment in the Index constituents.

Absent a change in law or an administrative or judicial ruling to the contrary, pursuant to the terms of the Securities, you agree to treat the Securities for all U.S. federal income tax purposes as a pre-paid forward contract with respect to the Index. This agreed treatment may have timing and character consequences that result in a U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) owing more U.S. federal income tax than it would have owed if the holder had instead made a direct investment in the Index constituents. In particular, the terms of the Securities will require a U.S. holder to treat the Coupon Amount as ordinary income, notwithstanding that all or a portion of such distributions may be attributable to (i) distributions on an Index constituent that a direct investor would treat as “qualified dividends” or a “capital gain dividend” that may be taxed at long-term capital gains rates, and (ii) distributions on an Index constituent for which a direct corporate investor would receive a dividends received deduction. This could have the effect of requiring a U.S. holder to pay more U.S. federal income tax (and to pay such tax at an earlier time) than a holder of a direct investment in the Index constituents.

It is likely that ownership of Securities will be treated as a “constructive ownership transaction” which is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and (ii) “regulated investment companies” (“RICs”) (and certain other entities) are considered to be pass-thru entities. We understand that the Index is primarily (or entirely) comprised of entities that are RICs. It is not entirely clear how Section 1260 of the Code applies in the case of a forward contract (such as the Securities) with respect to an index that primarily (or entirely) references pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index constituents that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of Pass-Thru Index Constituents that are referenced by your Securities) on the date that you purchased the Securities and sold your interest in such Pass-Thru Index Constituents on the date of the sale, redemption or maturity of the Securities (the “Excess Gain Amount”). In addition, it is possible that Excess Gain Amount will be computed separately for each Pass-Thru Index Constituent. If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary. You should review the discussion of Section 1260 under the heading “Material U.S. Federal Income Tax Consequences — U.S. Holders — Section 1260” and are urged to consult your own tax advisor regarding the application of these rules to the Securities.

It is also possible that the IRS could treat your Securities as representing ownership of the Index constituents for U.S. federal income tax purposes, in which case you may be subject to other adverse tax consequences described under “Material U.S. Federal Income Tax Consequences — U.S. Holders — Alternative Treatments” below. In addition, the U.S. federal income tax treatment of the Securities is uncertain and the IRS could assert that the Securities should be taxed in a manner that is different than described in this prospectus supplement. Furthermore, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, in 2017, legislation was proposed that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

For a discussion of the U.S. federal income tax treatment applicable to your Securities as well as other potential alternative characterizations for your Securities, please see the discussion under “Material U.S. Federal Income Tax Consequences” below. You should consult your tax advisor regarding the tax treatment of the Securities.

Risk Factors

Non-U.S. Holders of the Securities will be subject to adverse U.S. federal income tax consequences.

As discussed in more detail under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders” below, each Coupon Amount (including amounts received upon a sale of the Securities that are attributable to an accrued but unpaid Coupon Amount) or Stub Reference Distribution Amount that is received by a non-U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) should generally be treated as a dividend equivalent that is subject to a 30% withholding tax under Section 871(m) in an amount equal to the product of 30% and the Reference Distribution Amount that is attributable to the Coupon Amount or Stub Reference Distribution Amount. There are certain exceptions to this withholding tax that are discussed under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders” below.

For a further discussion of the U.S. federal income tax considerations that may be relevant to non-U.S. holders of the Securities, please see the discussion below under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders”. Prospective non-U.S. holders should consult their tax advisors prior to investing in the Securities.

Risks Relating to Liquidity and the Secondary Market

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 50,000 Securities.

As stated on the cover of this prospectus supplement, we sold a portion of the Securities on the Initial Trade Date, and the remainder of the Securities may be offered and sold from time to time, through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as principals. Also, the number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. We may suspend or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this prospectus supplement, including the condition that you must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date.

We may issue and sell additional Securities at any time but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time.

In our sole discretion, we may decide to issue and sell additional Securities from time to time at a price that is higher or lower than the Stated Principal Amount, based on the indicative value of the Securities at that time. The price of the Securities in any subsequent sale may differ substantially (higher or lower) from the price paid in connection with any other issuance of such Securities. Sales of the Securities will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any Securities held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the Securities. However, we are under no obligation to issue or sell additional Securities at any time, and if we do sell additional Securities, we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. Furthermore, unless we indicate otherwise, if we suspend selling additional Securities, we reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the trading price.

The Securities may trade at a substantial premium to or discount from the intraday indicative value.

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the intraday indicative value that is calculated and disseminated throughout trading hours. For example, as discussed above, if UBS were to suspend sales of the Securities for any reason, the liquidity of the market for the Securities could be affected, potentially leading to insufficient supply, causing the market price of the Securities to increase. Such an increase could represent a premium over the intraday indicative value of the Securities. Before trading in the secondary market, you should compare the intraday indicative value of the Securities with the then-prevailing trading price of the Securities.

Risk Factors

Conversely, suspension of additional issuances of the Securities can also result in a significant reduction in the number of outstanding Securities if investors subsequently exercise their early redemption right. If the total number of outstanding Securities has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough Securities to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right could result in the Securities trading in the secondary market at discounted prices below the intraday indicative value. Having to sell your Securities at a discounted market price below the intraday indicative value of the Securities could lead to significant losses or the loss of your entire investment. Prior to making an investment in the Securities, you should take into account whether or not the market price is tracking the intraday indicative value of the Securities.

There may not be an active trading market in the Securities; sales in the secondary market may result in significant losses.

The Securities are listed on NYSE Arca. However, we are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to do so and may stop at any time. As long as an active secondary market exists, we expect that investors will purchase and sell the Securities primarily in this secondary market. However, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your Securities in the secondary market, you may have to do so at a discount from the issue price or the intraday indicative value of the Securities and you may suffer significant losses.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the Index constituents, the Index or the market value of the Securities.

UBS and its affiliates publish research from time to time on stocks or commodities and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. The Securities are linked to an Index that is intended to measure the composite performance of BDCs. Investors should make their own independent investigation of the merits of investing in the Securities and the Index to which the Securities are linked.

UBS and its affiliates have no affiliation with the Index Sponsor and are not responsible for its public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for licensing arrangements discussed under “MVIS US Business Development Companies Index — License Agreement”) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Securities and the payment at maturity, call or redemption. The Security Calculation Agent may designate a successor index in its sole discretion. If the Security Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity, redemption or call will be determined by the Security Calculation Agent in its sole discretion. See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-46 and “Specific Terms of the Securities — Security Calculation Agent” on page S-46. The Index Sponsor is not involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

We have derived the information about the Index Sponsor and the Index from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the Index Sponsor or the Index contained in this prospectus supplement. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor and the Index.

Risk Factors

UBS may redeem the Securities prior to the Maturity Date.

On any Exchange Business Day (or if such day is not an Exchange Business Day, the next Exchange Business Day), UBS may elect to redeem all, but not less than all, the outstanding Securities upon not less than 18 calendar days’ prior notice. If UBS elects to redeem your Securities pursuant to the UBS Call Right, you may not be able to reinvest at comparable terms or returns. If the Securities have increased in value, you may have to invest your proceeds in a lower-return investment.

MVIS US Business Development Companies Index

We have derived all information contained in this prospectus supplement regarding the MVIS US Business Development Companies Index (the “Index”), including, without limitation, its make-up, performance, method of calculation and changes in its constituents, from publicly available sources, including the “Index Guide to MVIS Global Equity Indices” (the “Rulebook”), which is summarized but not incorporated by reference herein. The Rulebook is proprietary to MV Index Solutions GmbH (“MVIS” or the “Index Sponsor”) and is available at www.mvis-indices.com (the “MVIS Website”). The Rulebook reflects the policies of, and is subject to change by, the Index Sponsor. We make no representation or warranty as to the accuracy or completeness of such information nor do we incorporate by reference the MVIS Website or any material it includes in this prospectus supplement. The composition of the Index is determined by the Index Sponsor and is the exclusive property of the Index Sponsor (a wholly owned subsidiary of Van Eck Associates Corporation (“Van Eck”)), which has contracted with Solactive AG (the “Index Calculation Agent”) to maintain and calculate the Index. Neither the Index Sponsor nor the Index Calculation Agent has any obligation to continue to publish, and may discontinue the publication of, the Index. Daily Index Closing Levels are available at the MVIS Website.

Introduction

The Index is a modified capitalization-weighted, float-adjusted index designed to give investors a means of tracking the overall performance of BDCs. To be eligible for the Index and qualify as a BDC, a company must be organized under the laws of, and have its principal place of business in, the United States, be registered with the SEC and have elected to be regulated as a BDC under the 1940 Act.

As of July 28, 2021, the Index was comprised of 25 Index constituents.

Base Value and Date

The base value of the Index was 1000 as of June 29, 2007. The Index was first calculated on August 4, 2011.

Calculation of the Index

The Index is calculated weekdays between 01:00 and 22:40 (CET) and the Index value is disseminated to data vendors every 15 seconds on days when the U.S. equity market is open for trading or at least one of the index components is available for trading.

Index Construction

The Index is a modified capitalization-weighted, float-adjusted index. Only common stocks and stocks with similar characteristics from financial markets that are freely investable for foreign investors and that provide real-time and historical component and currency pricing are eligible for inclusion in the Index. Limited partnerships are excluded. Stocks from financial markets that are not freely investable for foreign investors or that do not provide real-time and historical component and currency pricing may still be eligible for inclusion if they have a listing on an eligible exchange and if they meet all the size and liquidity requirements on such exchange.

Companies with a free-float (or shares available to foreign investors) of less than 5.00% for existing Index components or less than 10.00% for new components are ineligible for inclusion.

Stocks that are not already in the Index must meet the following size and liquidity requirements:

➣	A full market capitalization exceeding $150 million;
➣	A three-month average daily trading volume value of at least $1 million at the current review and also at the previous two reviews; and
➣	At least 250,000 shares traded per month over the last six months at the current review and also at the previous two reviews.

For stocks that are already in the Index, the following applies:

➣	A full market capitalization exceeding $75 million;

MVIS US Business Development Companies Index

➣	A three-month average daily trading volume of at least $0.2 million in at least two of the latest three quarterly reviews; and
➣

(i) A three-month average daily trading volume value of at least $0.6 million at the current review or at one of the previous two reviews or (ii) at least 200,000 shares traded per month over the last six months at the current review or at one of the previous two reviews.

In case the number of investable stocks drops below 25, additional stocks are flagged eligible by the Index Sponsor’s decision until the number of eligible stocks equals 25.

Only one share line of each company is eligible to be included as an Index component. In case more than one share line fulfills the above size and liquidity rules, only the largest share line by free-float market capitalization is eligible. The Index Sponsor can, in exceptional cases (e.g., significantly higher liquidity), decide to include a different share line in the Index.

In case the free-float market capitalization of a non-component share line exceeds the free-float market capitalization of a share line of the same company which is an Index component by at least 25% and fulfills all size and liquidity eligibility criteria for non-components, the current component share line will be replaced by the larger share line. The Index Sponsor can, in exceptional cases (e.g., significantly higher liquidity), decide to keep the current share line instead.

Index Maintenance

Quarterly Index Review. The Index is reviewed quarterly. The quarterly reviews are based on the closing data on the last Business Day in February, May, August and November. If a company does not trade on the last Business Day in February, May, August or November, then the last available price for such company will be used. The weighting cap factors are based on closing data of the Wednesday prior to the second Friday in a quarter-end month (i.e., March, June, September and December).

Changes to the underlying Index data (e.g., new number of shares, new free-float factors, and new weighting cap factors) are announced on the second Friday in a quarter-end month (i.e., March, June, September and December).

Changes resulting from the quarterly reviews will be implemented and based on the closing prices of the third Friday of every quarter-end month (i.e., March, June, September and December). If the third Friday is not a Business Day, then the review will take place on the last Business Day before the third Friday. If a company does not trade on the third Friday of a quarter-end month, then the last available price for such company will be used. Changes become effective on the next Business Day.

“Business Day” means any day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in Frankfurt.

Review Procedure. Quarterly review procedure:

➣	All stocks meeting the size, liquidity, and other eligibility requirements are sorted in terms of free-float market capitalization in descending order.
➣	Stocks covering the top 85% of the free-float market capitalization qualify for selection.
➣	Existing components between the 85th and 98th percentiles also qualify for the Index.
➣

If the coverage is still below 90% of the free-float market capitalization or the number in the Index is still below 25 companies, then the largest remaining stocks are selected until coverage of at least 90% is reached and the number of stocks equals 25.

➣	If the number of qualifying stocks is below 25, additional stocks will be added by the Index Sponsor’s decision until the number of stocks equals 25.

MVIS US Business Development Companies Index

Corporate Events

In addition to the periodic reviews, the Index is continually reviewed for corporate events (such as mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the Index composition.

Replacements. For all corporate events that result in a stock deletion from the Index, the deleted stock will be replaced with the highest ranked non-component on the most recent selection list immediately only if the number of components in the Index would drop below 20. The replacement stock will be added at the same weight as the deleted stock. Only in case the number of components drops below its minimum due to a merger of two or more index components, the replacement stock will be added with its uncapped free-float market capitalization weight. In all other cases (i.e., there is no replacement), the additional weight resulting from the deletion will be re-distributed proportionally across all other Index constituents.

Changes to Free-Float Factors and Number of Shares. Changes to the number of shares or the free-float factors due to corporate actions (such as stock dividends, splits, rights issues, spin-offs, etc.) are implemented immediately and will be effective the next trading day (i.e., the ex-date). Simple share/float changes are implemented after a three-day notice period.

Initial Public Offerings. An IPO stock is eligible for fast-track addition to the Index once (either at the next quarterly review if it has been trading since at least the last trading day of the month prior to the review snapshot dates (i.e., the last trading day in February, May, August or November) or else at the then following quarterly review). In order to be added to the Index the IPO stock has to meet the following size and liquidity requirements:

➣	The IPO must have a full market capitalization exceeding $150 million;
➣	The IPO must have a free-float factor of at least 10%;
➣	The IPO must have an average daily trading volume value of at least $1 million; and
➣	The IPO must have traded at least 250,000 shares per month (or per 22 days).

This rule also applies to newly spun-off companies.

Changes Due to Mergers and Takeovers. A merger or takeover is deemed successful if it has been declared wholly unconditional and has received approval of all regulatory agencies with jurisdiction over the transaction. The result of a merger or takeover is typically one surviving stock and one or more non-surviving stocks that may not necessarily be de-listed from the respective trading system(s).

If an Index component merges with or takes over another Index component, the surviving stock remains in the Index and the other stock is deleted immediately from the Index. Its shares and float are adjusted according to the terms of the merger or takeover. The Index market capitalization of the merged company corresponds to the market capitalization of the two separate companies.

If an Index component merges with or takes over a non-Index component, the resulting Index composition will depend on whether the surviving stock meets the Index requirements. If the surviving stock meets the Index requirements (for country/sector, market capitalization and free-float), it will remain in the Index and its shares (if the share change is greater than 10%) and float will be adjusted according to the terms of the merger or takeover. If the surviving stock does not meet the Index requirements (for country/sector, market capitalization and free-float), it will be deleted immediately from the Index.

If a non-Index component merges with or takes over an Index component, the resulting Index composition also will depend on whether the surviving stock meets the Index requirements. If the surviving stock meets the index requirements (for country/sector, market capitalization and free-float), it will be added to the Index and its shares (if the share change is greater than 10%) and float will be adjusted according to the terms of the merger or takeover and will replace the current Index component. If the surviving stock does not meet the Index requirements (for country/sector, market capitalization and free-float), it will not be added to the Index and the current Index component will be deleted immediately from the Index.

MVIS US Business Development Companies Index

Changes Due to Spin-offs. Each spin-off stock is immediately added to the Index for at least two trading days, if traded on its ex-date. If a spin-off company does not qualify for the Index, it will be deleted based on its respective closing price. Shares and floats of the surviving companies are adjusted according to the terms of the spin-off.

Additions due to Replacements: In case the number of Index components drops below 25 and no non-component stock is eligible as a replacement, the determination of the addition is subject to the Index Sponsor’s decision.

Float Adjustment

The Index is free-float adjusted. The number of shares outstanding is reduced to exclude closely held shares (amount larger than 5% of the company’s full market capitalization) from the Index calculation. To ensure portfolio diversity and avoid overweighting, company weighting cap factors are applied to individual companies if they exceed a certain weighting in the Index. The capping process is a top-down process. That is, it starts with the largest company based on free-float market capitalization and is repeated until the weighting for each company is in line with capping requirements.

Capitalization Weighting. The Index is calculated using a capitalization weighting methodology, adjusted for float. Companies in the Index are weighted according to their free-float market capitalization.

Company-Weighting Cap Factors.

➣	All Index components are weighted by their free-float market capitalization;
➣

All companies whose weighting exceeds 4.5%, but at least the largest five companies and at the maximum the largest 10 companies are grouped together (the so-called “Large-Weights”) and all other companies are grouped together as well (the so-called “Small-Weights”);

➣

The aggregated weighting of the Large-Weights is capped at 50%. If the aggregated weighting of all companies in the Large-Weights exceeds 50%, then a capping factor is calculated to bring the weighting down to 50%. A second capping factor for the Small-Weights is calculated to increase the aggregate weighting to 50%. These two factors are then applied to all companies in the Large-Weights or the Small-Weights, respectively.

➣

The maximum weighting for any single stock in the Large-Weights group is 20% and the minimum weighting is 5%. If a stock is above the maximum or below the minimum weighting, then the weighting will be reduced to the maximum weighting or increased to the minimum weighting and the excess weighting shall be re-distributed proportionately across all other remaining Index constituents in the Large-Weights group.

➣

The maximum weighting for any single stock in the Small-Weights group is 4.5%. If a stock is above the maximum weighting, then the weighting will be reduced to the maximum weighting and the excess weighting shall be re-distributed proportionally across all remaining Index constituents in the Small-Weights group.

Calculation and Adjustments

Index Formula. The Index is computed using the Laspeyres’ formula:

M
The above mentioned formula can be simplified as Index Value =	D

pi	=	stock price
qi	=	number of shares
ffi	=	free-float factor
fxi	=	exchange rate (local currency to U.S. Dollar)
cfi	=	weighting cap factor
M	=	free-float market capitalization of the Index
D	=	Index Divisor

MVIS US Business Development Companies Index

Index Divisor Adjustments. Index maintenance (e.g., reflecting changes in shares outstanding, capital actions, addition or deletion of stocks to the Index) should not change the level of the Index. This is accomplished with an adjustment to the Index Divisor. Any change to the stocks in the Index that alters the total market value of the Index while holding stock prices constant will require an Index Divisor adjustment.

The following formulae will be used for Index Divisor adjustments:

∆ MC = Difference between closing market capitalization and adjusted closing market capitalization of the Index.

Corporate Action Related Adjustments. Corporate actions range widely from routine share issuances or buy backs to unusual events like spin-offs or mergers. These are listed on the table below with notes about the necessary changes and whether the Index Divisor will be adjusted.

pi	=	stock price
qi	=	number of shares
➣	Special Cash Dividend	Index Divisor change: Yes

➣	Split	Index Divisor change: No
Shareholders receive ‘B’ new shares for every ‘A’ share held.

➣	Rights Offering	Index Divisor change: Yes
Shareholders receive ‘B’ new shares for every ‘A’ share held.
If the subscription price is either not available or not smaller than the closing price, then no adjustment will be done.

➣	Stock Dividend (withholding taxes are applied, if applicable)	Index Divisor change: No
Shareholders receive ‘B’ new shares for every ‘A’ share held.

MVIS US Business Development Companies Index

➣	Stock Dividend from treasury (withholding taxes are applied, if applicable	Index Divisor change: Yes
Stock dividends from treasury are adjusted as ordinary cash dividends. Shareholders receive ‘B’ new shares for every ‘A’ share held.

➣	Stock Dividend of a different company security (withholding taxes are applied, if applicable)	Index Divisor change: Yes
Shareholders receive ‘B’ shares of a different company for every ‘A’ share held.

➣	Spin-offs	Index Divisor change: Yes
Shareholders receive ‘B’ new shares for every ‘A’ share held.

➣	Addition/Deletion of a Company	Index Divisor change: Yes
Net change in market value determines the Index Divisor adjustment.
➣	Changes in Shares Outstanding	Index Divisor change: Yes

Any secondary issuance, share repurchase, buy back, tender offer, Dutch auction, exchange offer, bought deal equity offering or prospectus offering will be updated at the quarterly review if the change is smaller than 10%; larger changes will be pre-announced (3 trading days’ notice) and implemented on a best efforts basis. If necessary and information is available, resulting float changes will be taken into consideration. Share changes will not be implemented in the week between review announcement and implementation.

➣	Changes due to a Merger/Takeover/spin-off	Index Divisor change: Yes
Net change in free-float market value determines the Index Divisor adjustment. In case of no change, the Index Divisor change is 0.

With corporate actions where cash or other corporate assets are distributed to shareholders, the price of the stock will drop on the ex-dividend day (the first day when a new shareholder is eligible to receive the distribution). The effect of the Index Divisor adjustment is to prevent this price drop from causing a corresponding drop in the Index. Corporate actions are announced at least four days prior to implementation.

Data Correction Policy

Incorrect or missing input data will be corrected immediately.

License Agreement

We have entered into a license agreement with MVIS providing for the license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the Index and certain service marks owned by Van Eck in connection with certain products, including the Securities.

The Securities are not sponsored, endorsed, sold or promoted by MVIS and MVIS makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability

MVIS US Business Development Companies Index

of investing in securities, generally, or in the Securities, particularly, or the ability of the Index to track the performance of its securities market.

The Index is the exclusive property of Van Eck, which has contracted with Solactive AG to maintain and calculate the Index. The Index Calculation Agent uses its best efforts to ensure that the Index is calculated correctly. Irrespective of its obligations towards MVIS, the Index Calculation Agent has no obligation to point out errors in the Index to third parties including, but not limited to, investors and/or financial intermediaries of the Securities. The Securities are not sponsored, promoted, sold or supported in any other manner by the Index Calculation Agent nor does the Index Calculation Agent offer any express or implicit guarantee or assurance either with regard to the results of using the Index and/or Index trademark or the Index level at any time or in any other respect. Neither publication of the Index by the Index Calculation Agent nor the licensing of the Index or Index trademark for the purpose of use in connection with the financial instrument constitutes a recommendation by the Index Calculation Agent to invest capital in said financial instrument nor does it in any way represent an assurance or opinion of the Index Calculation Agent with regard to any investment in the Securities. The Index Calculation Agent is not responsible for fulfilling the legal requirements concerning the accuracy and completeness of the financial instrument’s prospectus.

The Securities are not sponsored, endorsed, sold or promoted by Van Eck. Van Eck makes no representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this prospectus supplement, or the advisability of investing in securities or financial instruments, or in the Securities.

VAN ECK AND ITS AFFILIATES DO NOT GUARANTEE THE ACCURACY AND/OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS, AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SECURITIES. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL VAN ECK OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

Historical and Estimated Historical Performance

The level of the Index is deemed to have been 1,000 on June 29, 2007 (the “Index commencement date”). The Index Sponsor began publishing data on the Index on August 4, 2011. Therefore, the estimated historical information for the period from June 29, 2007 until August 4, 2011 is hypothetical and is provided as an illustration of how the Index would have performed during the period had the Index Sponsor begun calculating the Index on the Index commencement date using the methodology it currently uses. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Historical information for the period from and after August 4, 2011 is based on the actual performance of the Index.

Any historical and estimated historical upward or downward trend in value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical or estimated historical Index price returns or total returns do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index constituents will result in holders of the Securities receiving a positive return on their investment.

MVIS US Business Development Companies Index

The table below shows the estimated historical and historical performance of the Index from December 31, 2007 through July 27, 2021.

Estimated Historical and Historical Results for

the period December 31, 2007 through July 27, 2021

	Price Return		Total Return
Year	Ending Level	Annual Return	Ending Level	Annual Return
2007	783.70		822.08
2008	343.34	-56.19%	411.23	-49.98%
2009	439.50	28.01%	595.92	44.91%
2010	602.28	37.04%	882.79	48.14%
2011	719.26	19.42%	1416.87	60.50%
2012	890.52	23.81%	1905.35	34.48%
2013	956.07	7.36%	2216.45	16.33%
2014	582.85	-39.04%	1187.37	-46.43%
2015	508.34	-12.78%	1135.58	-4.36%
2016	576.87	13.48%	1417.63	24.84%
2017	527.01	-8.64%	1420.53	0.20%
2018	453.76	-13.90%	1343.91	-5.39%
2019	532.53	17.36%	1733.33	28.98%
2020	434.25	-18.45%	1592.36	-8.13%
2021 (through 7/27/21)	539.55	24.25%	2068.69	29.91%

For each time period presented, the total return of the Index is the price return of the Index during such period, but also incorporating distributions made by each Index constituent during such period into the value of the Index.

ESTIMATED HISTORICAL OR PAST HISTORICAL PERFORMANCE

IS NOT INDICATIVE OF FUTURE RESULTS.

The table below shows the estimated historical and historical performance of the total return of the Index from June 29, 2007 through July 27, 2021 in comparison with the total returns of the S&P 500® Index, the S&P 500® Financials Index and the S&P Listed Private Equity Index. Actual historical data is limited to the period from August 4, 2011 through July 27, 2021.

	Index*	S&P 500® Index	S&P 500® Financials Index	S&P Listed Private Equity Index
Total Return	106.87%	292.01%	67.63%	139.73%
Annualized Return	5.30%	10.18%	3.73%	6.40%

Estimated historical and historical results for the period from June 29, 2007 through July 27, 2021.

*	The data for the Index for the period prior to its inception on August 4, 2011 is estimated and is derived by using the Index’s calculation methodology with historical prices.

Historical information presented is as of July 27, 2021, and is furnished as a matter of information only.

Estimated historical and historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from estimated historical and historical performance, either positively or negatively.

The graph below illustrates the estimated historical and historical performance of the total return of the Index from June 29, 2007 to July 27, 2021.

MVIS US Business Development Companies Index

The graph below is based on the total return of the Index and the total returns of the S&P 500® Index, the S&P 500® Financials Index and the S&P Listed Private Equity Index.

For each time period presented, the total return of the Index is the price return of the Index during such period, but also incorporating distributions made by each Index constituent during such period into the value of the Index. While the Coupon Amount of the Securities, if any, will reflect the cash distributions that a hypothetical holder of the Index constituents would be entitled to receive during the relevant period, any Coupon Amount will be reduced by the Accrued Tracking Fee. As a result, the return on the Securities will always be lower than the total returns on a direct investment in the Index constituents.

Valuation of the Index and the Securities

Intraday Index Values

Solactive AG, or a successor Index Calculation Agent, will calculate the Index on weekdays between 01:00 and 22:40 (CET). Index values are disseminated to vendors every 15 seconds on days when the U.S. equity market is open for trading or at least one of the index components is available for trading and published on Bloomberg under the ticker symbol “MVBIZD.” The actual Index closing level may vary, and on a cumulative basis over the term of the Securities may vary significantly, from the intraday indicative value of the Index.

The Index Sponsor and Index Calculation Agent are not affiliated with UBS and does not approve, endorse, review or recommend the Index or the Securities. The information used in the calculation of the intraday indicative value of the Index will be derived from sources the Index Sponsor and Index Calculation Agent  deem reliable, but Index Sponsor and Index Calculation Agent and their affiliates do not guarantee the correctness or completeness of the intraday indicative value or other information furnished in connection with the Securities or the calculation of the Index. The Index Sponsor and Index Calculation Agent make no warranty, express or implied, as to results to be obtained by UBS, UBS’ customers, holders of the Securities, or any other person or entity from the use of the intraday indicative value of the Index or any data included therein. The Index Sponsor and Index Calculation Agent make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose with respect to the intraday indicative value of the Index or any data included therein. The Index Sponsor and Index Calculation Agent, their employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of the Index Sponsor and Index Calculation Agent, their employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the indicative value of the Index or the Securities, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. The Index Sponsor and Index Calculation Agent shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the indicative value, from whatever cause. The Index Sponsor and Index Calculation Agent are not responsible for the selection of or use of the Index or the Securities, the accuracy and adequacy of the Index or information used by UBS and the resultant output thereof.

The intraday indicative calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from the Index Sponsor and Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the Securities in the secondary market. The intraday indicative value of the Index published every 15 seconds will be based on the intraday prices of the Index constituents.

Intraday Security Values

An intraday “indicative value” meant to approximate the expected trading value of the Securities in a liquid market will be calculated by the NYSE Arca and published by Bloomberg (based in part on information provided by the Index Sponsor) or a successor via the facilities on the Consolidated Tape Association under the symbol “BDCZIV.” In connection with your Securities, we use the term “indicative value” to refer to the value at a given time and date equal to (i) Stated Principal Amount times the Index Performance Ratio calculated using the intraday indicative value of the Index as of such time and date, minus (ii) the Adjusted Tracking Fee Shortfall, if any, as of such time and date assuming such time and date is the Redemption Valuation Date, plus (iii) assuming such time and date is the Redemption Valuation Date, the Coupon Amount with respect to the Coupon Valuation Date if on such Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (iv) the Adjusted Coupon Amount, if any, as of such time and date.

The intraday indicative value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, or termination of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by the Index Sponsor will not necessarily reflect the depth and liquidity of the Index constituents. For this reason and others, the actual trading price of the Securities may be different from their indicative value.

The calculation of the intraday indicative value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

Valuation of the Index and the Securities

The publishing of the intraday indicative value of the Securities by Bloomberg may occasionally be subject to delay or postponement. The actual trading price of the Securities may be different from their intraday indicative value. The intraday indicative value of the Securities published at least every 15 seconds during NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., New York City time, will be based on the intraday indicative values of the Index, and may not be equal to the payment at maturity or call, or upon early redemption.

These intraday indicative value calculations will be prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series B” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

The Securities are part of a single series of senior debt securities issued under our indenture, dated as of June 12, 2015 between us and U.S. Bank Trust National Association, as trustee.

Please note that the information about the offering price and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below. The Stated Principal Amount of each Security is $25.00.

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. At maturity, you will receive a cash payment the amount of which will vary depending on the performance of the Index and will be reduced by the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period, as described under “— Cash Settlement Amount at Maturity.” We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.

If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each Security you will receive a cash payment on the Redemption Date equal to the Redemption Amount as described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than zero, the Redemption Amount will be zero and you will not receive a cash payment.

The Securities may pay a cash coupon during their term.

Coupon Payment

For each Security you hold on the applicable Coupon Record Date, on each quarterly Coupon Payment Date you will receive an amount in cash equal to the difference between the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, and the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”).

To the extent the Reference Distribution Amount on any Coupon Valuation Date is equal to or less than the Accrued Tracking Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on that Coupon Payment Date, and an amount equal to the difference between the Accrued Tracking Fee and the Reference Distribution Amount (the “Tracking Fee Shortfall”) will be included in the Accrued Tracking Fee and will reduce the Coupon Amount for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued

Specific Terms of the Securities

Tracking Fee for the corresponding Coupon Valuation Date. The final Coupon Amount will be included in the Cash Settlement Amount.

The “Coupon Payment Date” means the 15th Index Business Day following each Coupon Valuation Date. The final Coupon Payment Date will be the Maturity Date, subject to adjustment as described herein.

The “Coupon Record Date” means the ninth Index Business Day following each Coupon Valuation Date.

The “Coupon Ex-Date,” with respect to a Coupon Amount, means the first Exchange Business Day on which the Securities trade without the right to receive such Coupon Amount. Under current NYSE Arca practice, the Coupon Ex-Date will generally be the second Exchange Business Day prior to the applicable Coupon Record Date.

The “Coupon Valuation Date” means the 30th of March, June, September and December of each calendar year during the term of the Securities or if such date is not an Index Business Day, then the first Index Business Day following such date, provided that the final Coupon Valuation Date will be the Calculation Date, subject to adjustment as described herein.

The “Reference Distribution Amount” means, as of any Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date.

Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index constituent equal to (i) the published unit weighting of that Index constituent as of that date, as described under “MVIS US Business Development Companies Index — Float Adjustment,” divided by (ii) the product of (a) the Divisor as of that date and (b) the Initial Index Level divided by 25.

“record date” means, with respect to a distribution on an Index constituent, the date on which a holder of the Index constituent must be registered as a unitholder of such Index constituent in order to be entitled to receive such distribution.

“ex-dividend date” means, with respect to a distribution on an Index constituent, the first Business Day on which transactions in such Index constituent trade on the Primary Exchange without the right to receive such distribution.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close.

The “Annual Tracking Fee” means, as of any date of determination, an amount per Security equal to the product of (i) 0.85% per annum and (ii) the Current Indicative Value as of the immediately preceding Index Business Day.

The “Current Indicative Value,” as determined by the Security Calculation Agent, means, as of any date of determination, an amount per Security equal to the product of (i) the Stated Principal Amount times (ii) the Index Performance Ratio (as defined under “— Cash Settlement Amount at Maturity”) as of such date, using the Index Closing Level on such date as the Final Index Level. As of July 30, 2021, the Current Indicative Value was $19.3744.

The “Accrued Tracking Fee” is:

(1)	with respect to the first Coupon Valuation Date, an amount equal to the product of
(a)	the Annual Tracking Fee calculated as of the first Coupon Valuation Date, and

Specific Terms of the Securities

(b)	a fraction, the numerator of which is the total number of calendar days from and excluding September 30, 2015 to and including such Coupon Valuation Date, and the denominator of which is 365;

and

(2)	with respect to any Coupon Valuation Date other than the first Coupon Valuation Date, an amount equal to
(a)	the product of
(i)	the Annual Tracking Fee as of such Coupon Valuation Date, and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, and the denominator of which is 365, plus

(b)

the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date. If there is a Tracking Fee Shortfall on the last Coupon Valuation Date, it will be taken into account in determining the Cash Settlement Amount, as described below.

The Accrued Tracking Fee also takes into account the performance of the Index, as measured by the Index Closing Level.

Cash Settlement Amount at Maturity

For each Security, unless earlier called or redeemed, you will receive at maturity a cash payment equal to

(a)	the product of
(i)	the Stated Principal Amount and
(ii)	the Index Performance Ratio as of the last Index Business Day in the Final Measurement Period, plus
(b)	the final Coupon Amount, minus
(c)	the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period, plus
(d)	the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any.

We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

You may lose some or all of your investment at maturity. The negative effect of the Accrued Tracking Fee will reduce your final payment. If the increase in the level of the Index (as measured by the Final Index Level, as compared to the Initial Index Level) is insufficient to offset the negative effect of the Accrued Tracking Fee (less any Coupon Amounts, any Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, you may be entitled to receive) or if the Final Index Level is less than the Initial Index Level, you may lose some or all of your investment at maturity.

The “Stated Principal Amount” of each Security is $25.00. The Securities may be issued and sold over time at then-current market prices, which may be significantly higher or lower than the Stated Principal Amount.

The Index Performance Ratio on any Index Business Day is calculated as follows:

Final Index Level
Initial Index Level

The “Initial Index Level” is adjusted on the Effective Date to be equal to (a) the Index Closing Level of the Index on the Effective Date multiplied by (b) (i) 904.113 (the original Initial Index Level) divided by (ii) the Index Closing Level of the Original Index on the Effective Date. The adjusted Initial index Level is 692.808593.

As determined by the Security Calculation Agent, the “Final Index Level” is the arithmetic mean of the Index Closing Levels measured on each Index Business Day during the Final Measurement Period or the Call

Specific Terms of the Securities

Measurement Period, or the Index Closing Level on any Redemption Valuation Date; provided that if the Redemption Valuation Date falls in the Call Measurement Period or the Final Measurement Period, for the purposes of calculating the Index Performance Ratio as of the Redemption Valuation Date, the Final Index Level on any date of determination during the Call Measurement Period or the Final Measurement Period shall equal (a) 1/10 times (b) (i) the sum of the Index Closing Levels on each Index Business Day from and including the Call Valuation Date or the Calculation Date, as applicable, to but excluding the date of determination plus (ii) the number of Index Business Days from and including the date of determination to and including the last Index Business Day in the Call Measurement Period or the Final Measurement Period, as applicable, times the Index Closing Level on the date of determination.

The “Index Closing Level” is the closing level of the Index as reported on Bloomberg.

The “Accrued Tracking Fee” as of the last Index Business Day in the Final Measurement Period is an amount equal to

(a)	the product of
(i)	the Annual Tracking Fee calculated as of the last Index Business Day in the Final Measurement Period and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the Calculation Date to and including the last Index Business Day in the Final Measurement Period, and the denominator of which is 365, plus

(b)	the Tracking Fee Shortfall as of the last Coupon Valuation Date, if any.

The Accrued Tracking Fee also takes into account the performance of the Index, as measured by the Index Closing Level.

The “Final Measurement Period” means the ten Index Business Days from and including the Calculation Date, subject to adjustment as described under “— Market Disruption Event.”

The “Stub Reference Distribution Amount” means, as of the last Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the first Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, to and including the last Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold nine-tenths, eight-tenths, seven-tenths, six-tenths, five-tenths, four-tenths, three-tenths, two-tenths and one-tenth of the shares of each Index constituent it would otherwise hold on the second, third, fourth, fifth, sixth, seventh, eighth, ninth and tenth Index Business Day, respectively, in such Final Measurement Period or Call Measurement Period.

The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is Solactive AG as of market close on July 30, 2021.

The “Calculation Date” means April 9, 2041, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments.

“Index Business Day” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open for trading.

“Exchange Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading and is also a valid settlement date.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close.

Specific Terms of the Securities

“Primary Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, the primary exchange or market of trading such Index constituent or such constituent underlying a successor index.

“Related Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, each exchange or quotation system where trading has a material effect (as determined by the Security Calculation Agent) on the overall market for futures or options contracts relating to such Index constituent or such constituent underlying a successor index.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below and the potential postponements and adjustments as described under “— Market Disruption Event,” you may submit a request on any Business Day during the term of the Securities to have us redeem your Securities (“Redemption Notice”), which is attached to this Prospectus Supplement as Annex A, on any Business Day no later than 12:00 noon, New York City time, and a confirmation of redemption (“Redemption Confirmation”), which is attached to this Prospectus Supplement as Annex B, by no later than 5:00 p.m., New York City time, on any Business Day, provided that you request that we redeem a minimum of 50,000 Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 Securities. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

The Securities will be redeemed and the holders will receive payment for their Securities on the third Business Day following the applicable Redemption Valuation Date (the “Redemption Date”). The final Redemption Date will be April 18, 2041; provided that if a call notice has been issued, the last Redemption Valuation Date is the fifth Index Business Day prior to the Call Settlement Date in connection with the call notice. (See “Specific Terms of the Securities — UBS Call Right” beginning on page S-44). If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation Date with respect to any of the Index constituents, such Redemption Valuation Date may be postponed as described under “— Market Disruption Event.”

For any applicable redemption request, the “Redemption Valuation Date” will be the first Index Business Day following the date that the applicable Redemption Notice and Redemption Confirmation are delivered. You may request that UBS AG accelerate the Redemption Valuation Date to the date on which you deliver the applicable Redemption Notice and Redemption Confirmation instead of the Index Business Day following such date. If UBS AG approves such request, in its sole discretion on a case-by-case basis, the Redemption Valuation Date for such redemption shall be the date on which you deliver the applicable Redemption Notice and Redemption Confirmation instead of the Index Business Day following such date. You should not assume that you will be entitled to any such acceleration. UBS AG will be under no obligation to approve any such request, or to make any announcement regarding any decision by it to approve any such request.

If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date equal to:

(a)	the product of
(i)	the Stated Principal Amount and
(ii)	the Index Performance Ratio as of the Redemption Valuation Date, plus
(b)

the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Adjusted Coupon Amount, if any, minus
(d)	the Adjusted Tracking Fee Shortfall, if any, as of the Redemption Valuation Date, minus
(e)	the Redemption Fee Amount.

Specific Terms of the Securities

We refer to this cash payment as the “Redemption Amount.”

For purposes of calculating the Redemption Amount, either the Adjusted Coupon Amount will be included or the Adjusted Tracking Fee Shortfall will be subtracted, but not both.

If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero.

We will inform you of such Redemption Amount on the first Business Day following the applicable Redemption Valuation Date.

You may lose some or all of your investment upon early redemption. The combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount will reduce your final Redemption Amount. If the level of the Index (as measured by the Final Index Level, as compared to the Initial Index Level) does not increase by an amount sufficient to offset the combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount (less any Coupon Amounts, any Stub Reference Distribution Amount, as applicable, and/or any Adjusted Coupon Amount you may be entitled to receive) or if the Final Index Level is less than the Initial Index Level, you may lose some or all of your investment upon early redemption.

The “Adjusted Coupon Amount,” with respect to any Redemption Valuation Date, is an amount in cash equal to the difference between the Adjusted Reference Distribution Amount, calculated as of the applicable Redemption Valuation Date, and the Adjusted Tracking Fee, calculated as of such Redemption Valuation Date, to the extent that the Adjusted Reference Distribution Amount, calculated as of such Redemption Valuation Date, is greater than or equal to the Adjusted Tracking Fee, calculated as of such Redemption Valuation Date.

The “Adjusted Reference Distribution Amount,” as of any Redemption Valuation Date, is an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to an Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Redemption Valuation Date.

The “Adjusted Tracking Fee” is, as of the Call Valuation Date or any Redemption Valuation Date, as applicable, an amount equal to

(a)	the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, plus
(b)	the product of
(i)	the Annual Tracking Fee as of such Redemption Valuation Date or Call Valuation Date and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Redemption Valuation Date or Call Valuation Date, and the denominator of which is 365.

The “Adjusted Tracking Fee Shortfall,” as of any Redemption Valuation Date, is the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, to the extent that the Adjusted Reference Distribution Amount, calculated as of such Redemption Valuation Date, is less than the Adjusted Tracking Fee, calculated as of such Redemption Valuation Date.

The “Redemption Fee Amount” means, as of any date of determination, an amount per Security equal to the product of (i) 0.125% and (ii) the Current Indicative Value as of the immediately preceding Index Business Day.

Some of the defined terms used in this section have different applications when used in determining the Call Settlement Amount. For the definitions of the terms relevant to a call, please refer to “— UBS Call Right” beginning on page S-44.

We discuss redemption in the accompanying prospectus under “Description of Debt Securities We May Offer — Redemption and Repayment.”

Specific Terms of the Securities

The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➣

deliver a notice of redemption, which is attached to this prospectus supplement as Annex A, to UBS via email no later than 12:00 noon, New York City time, on the Business Day immediately preceding the applicable Redemption Valuation Date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption which is attached to this prospectus supplement as Annex B;

➣

deliver the signed confirmation of redemption to us via facsimile in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

➣	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Redemption Valuation Date at a price equal to the Redemption Amount; and
➣	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 12:00 noon, New York City time, or your confirmation of redemption after 5:00 p.m., New York City time, on the Business Day prior to the applicable Redemption Valuation Date, your notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

UBS Call Right

We have the right to redeem all, but not less than all, of the Securities upon not less than 18 calendar days’ prior notice to the holders of the Securities, such redemption to occur on any Exchange Business Day (or if such day is not an Exchange Business Day, the next Exchange Business Day) that we may specify through and including the Maturity Date (the “Call Settlement Date”). Upon early redemption in the event we exercise this right, you will receive a cash payment equal to:

(a)	the product of
(i)	the Stated Principal Amount and (ii) the Index Performance Ratio as of the last Index Business Day in the Call Measurement Period, plus
(b)

the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Adjusted Coupon Amount, if any, minus
(d)	the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period, plus
(e)	the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any.

We refer to this cash payment as the “Call Settlement Amount.”

If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero.

Specific Terms of the Securities

If UBS issues a call notice on any calendar day, the “Call Valuation Date” will be the fifth Business Day following the calendar day on which the call notice is issued.

We will inform you of such Call Settlement Amount on the first Business Day following the last Index Business Day in the Call Measurement Period.

The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the Call Measurement Period (the “Call Settlement Date”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index constituents, such Call Valuation Date may be postponed as described under “— Market Disruption Event.”

The “Call Measurement Period” means the ten Index Business Days from and including the Call Valuation Date, subject to adjustments as described under “— Market Disruption Event.”

You may lose some or all of your investment upon a call. The negative effect of the Accrued Tracking Fee will reduce your final payment. If the level of the Index (as measured by the Final Index Level, as compared to the Initial Index Level) is insufficient to offset the negative effect of the Accrued Tracking Fee (less any Coupon Amounts, any Stub Reference Distribution Amount and/or any Adjusted Coupon Amount, you may be entitled to receive) or if the Final Index Level is less than the Initial Index Level, you may lose some or all of your investment upon a call.

The “Accrued Tracking Fee” as of the last Index Business Day in the Call Measurement Period is an amount equal to:

(a)	the product of
(i)	the Annual Tracking Fee calculated as of the last Index Business Day in the Call Measurement Period, and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the Call Valuation Date to and including the last Index Business Day in the Call Measurement Period, and the denominator of which is 365, plus

(b)	the Adjusted Tracking Fee Shortfall (as defined below), if any.

The Accrued Tracking Fee also takes into account the performance of the Index, as measured by the Index Closing Level.

The “Adjusted Coupon Amount,” with respect to the Call Valuation Date, is an amount in cash equal to the difference between the Adjusted Reference Distribution Amount (as defined below), calculated as of the Call Valuation Date, and the Adjusted Tracking Fee (as defined below), calculated as of the Call Valuation Date, to the extent that the Adjusted Reference Distribution Amount, calculated as of the Call Valuation Date, is greater than or equal to the Adjusted Tracking Fee, calculated as of the Call Valuation Date.

The “Adjusted Reference Distribution Amount,” as of the Call Valuation Date, is an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to an Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including the Call Valuation Date.

The “Adjusted Tracking Fee,” as of the Call Valuation Date, is an amount equal to:

(a)	the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date plus
(b)	the product of
(i)	the Annual Tracking Fee as of such Call Valuation Date and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Call Valuation Date, and the denominator of which is 365.

Specific Terms of the Securities

The “Adjusted Tracking Fee Shortfall,” as of the Call Valuation Date, is the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, to the extent that the Adjusted Reference Distribution Amount, calculated as of the Call Valuation Date, is less than the Adjusted Tracking Fee, calculated as of the Call Valuation Date.

Some of the defined terms used in this section have different applications when used in determining the Redemption Amount. For the definition of the terms relevant to early redemption, please refer to “— Early Redemption at the Option of the Holders” beginning on page S-42.

Security Calculation Agent

UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation Agent will determine, among other things, the Current Indicative Value, the Final Index Level, the Index Performance Ratio, the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the Accrued Tracking Fee (including the Annual Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, the Final Measurement Period, the Coupon Payment Dates, the Coupon Valuation Dates, the Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount, if any, that we will pay you upon redemption, if applicable, the Call Settlement Date, the Call Valuation Date, the Call Measurement Period and the Call Settlement Amount, if any, that we will pay you in the event that UBS calls the Securities, and whether any day is a Business Day, Index Business Day or Exchange Business Day. The Security Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. All determinations made by the Security Calculation Agent will be at the sole discretion of the Security Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different Security Calculation Agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or call, or upon early redemption, or on a Coupon Payment Date on or prior to 12:00 noon, New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date, any Call Settlement Date or any Coupon Payment Date, as applicable.

All dollar amounts related to determination of the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the Accrued Tracking Fee (including the Annual Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Redemption Amount and Redemption Fee Amount, if any, per Security, the Call Settlement Amount, if any, per Security, and the Cash Settlement Amount, if any, per Security, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate stated principal amount of Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Event

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date (as defined below) or on a Redemption Valuation Date, the Index Closing Level for such Averaging Date or Redemption Valuation Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) with respect to the Index irrespective of whether pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the Index Closing Level being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the Index Closing Level on the Index Business Days during the Final Measurement Period or the Call Measurement Period, or on the Redemption Valuation Date, as applicable, the Security Calculation Agent or one of its affiliates, as the case may be, will apply the Index Closing Level for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date. For example, if the Final Measurement Period or Call Measurement Period, as applicable, for purposes of calculating the Cash Settlement Amount or Call Settlement Amount, respectively, is based on the arithmetic mean of the Index Closing Levels on October 3, October 4, October 5, October 6, October 7, October 10, October 11, October 12, October 13 and October 14, and there is a Market Disruption Event with respect to the

Specific Terms of the Securities

Index on October 3, but no other Market Disruption Event during the Final Measurement Period or the Call Measurement Period, as applicable, then the Index Closing Level on October 4 will be used twice to calculate the Cash Settlement Amount or Call Settlement Amount, respectively, and such Cash Settlement Amount or Call Settlement Amount, as applicable, will be determined based on the arithmetic mean of the Index Closing Levels on October 4, October 4, October, 5, October 6, October 7, October 10, October 11, October 12, October 13 and October 14.

If the Redemption Valuation Date for purposes of calculating a Redemption Amount is based on the Index Closing Level on October 3, 2016 and there is a Market Disruption Event with respect to the Index on October 3, 2016, then the Index Closing Level on October 4, 2016 will be used to calculate the Redemption Amount.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Date or the Redemption Valuation Date, as applicable, occurring more than three Index Business Days following the day originally scheduled to be such final Averaging Date or Redemption Valuation Date. If the third Index Business Day following the date originally scheduled to be the final Averaging Date, or the Redemption Valuation Date, as applicable, is not an Index Business Day or a Market Disruption Event has occurred or is continuing with respect to the Index on such third Index Business Day, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such third Index Business Day but for such Market Disruption Event.

An “Averaging Date” means each of the Index Business Days during the Final Measurement Period or the Call Measurement Period, as applicable, subject to adjustment as described herein.

Notwithstanding the occurrence of one or more of the events below, which may, in the Security Calculation Agent’s discretion, constitute a Market Disruption Event with respect to the Index, the Security Calculation Agent in its discretion may waive its right to postpone the Index Closing Level if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the Index Closing Level on such date.

Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the Security Calculation Agent in its sole discretion:

(a)

suspension, absence or material limitation of trading in a material number of Index constituents for more than two hours or during the one-half hour before the close of trading in the applicable market or markets;

(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index constituent equity interests in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market;

(c)	the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging.”

The following events will not be Market Disruption Events with respect to the Index:

(a)	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index constituent equity interests.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index constituent equity interests are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the

Specific Terms of the Securities

redemption price of the Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative economic positions.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.”

In addition to the default amount described below, we will also pay the Coupon Amount per Security, if any, with respect to the final Coupon Payment Date, as described above under “— Coupon Payment,” calculated as if the date of acceleration was the last Index Business Day in the Final Measurement Period and the four Index Business Days immediately preceding the date of acceleration were the corresponding Index Business Days in the accelerated Final Measurement Period, with the fourth Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated final Coupon Valuation Date, and the Index Business Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date.

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term Notes, Series B, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium- Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➣	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
➣	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

➣	no quotation of the kind referred to above is obtained, or

Specific Terms of the Securities

➣	every quotation of that kind obtained is objected to within five Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➣	A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or
➣	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuation of the Index; Alteration of Method of Calculation

If the Index Sponsor or the Index Calculation Agent discontinues publication of or otherwise fails to publish the Index, and the Index Sponsor, the Index Calculation Agent or another entity publishes a successor or substitute index that the Security Calculation Agent determines to be comparable to the discontinued Index (such index being referred to herein as a “successor index”), then the Index Closing Level for such successor index will be determined by the Security Calculation Agent by reference to the successor index on the dates and at the times as of which the Index Closing Levels for such successor index are to be determined.

Upon any selection by the Security Calculation Agent of a successor index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

If the Index Sponsor or the Index Calculation Agent discontinues publication of the Index prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during the Final Measurement Period or Call Measurement Period, or on the Redemption Valuation Date, as applicable, or any other relevant date on which the Index Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on, the Calculation Date or any Index Business Day during the Final Measurement Period or Call Measurement Period, or on the Redemption Valuation Date, as applicable, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing Level using the closing level and published share weighting of each Index constituent included in the Index or successor index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described under “MVIS US Business Development Companies Index — Corporate Events.” In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index or a successor index, or the value thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that the level of the Index or such successor index does not, in the opinion of the Security Calculation Agent, fairly represent the level of the Index or such successor index had such changes or modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at a level of an index comparable to the Index or such successor index, as the

Specific Terms of the Securities

case may be, as if such changes or modifications had not been made, and the Security Calculation Agent will calculate the levels for the Index or such successor index with reference to the Index or such successor index, as adjusted. The Security Calculation Agent will accordingly calculate the Current Indicative Value, the Final Index Level, the Index Performance Ratio, the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the Accrued Tracking Fee (including the Annual Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Redemption Fee Amount, if any, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, upon redemption, if applicable, or the Call Settlement Amount that we will pay you on the Call Settlement Date, if applicable, based on the relevant index levels calculated by the Security Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the level of the Index or such successor index to be a fraction of what it would have been if there had been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive at a level for the Index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity or call, or upon early redemption will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Cash Settlement Amount at Maturity,” “— UBS Call Right” and “— Early Redemption at the Option of the Holders” above.

Defeasance

Neither full defeasance nor covenant defeasance, as described in the accompanying prospectus under “Description of Debt Securities We May Offer — Defeasance and Covenant Defeasance,” will apply to the Securities.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the aggregate stated principal amount specified on the cover of this prospectus supplement. We may issue additional Securities in amounts that exceed such amount at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We May Offer — Amounts That We May Issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional issuances will increase the aggregate stated principal amount of the outstanding Securities of the class. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Specific Terms of the Securities

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

Specific Terms of the Securities

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options, futures or exchange-traded funds on the Index constituents or the Index prior to and/or on the Initial Trade Date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➣	acquire or dispose of long or short positions of Index constituents or other securities of issuers of the Index constituents,
➣

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or the value of the Index constituents,

➣

acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or BDCs, or

➣	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the last Index Business Day in the Final Measurement Period or Call Measurement Period or Redemption Valuation Date or Final Valuation Date. That step may involve sales or purchases of any of the Index constituents, listed or over-the-counter options or futures on the Index constituents or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the Index. Any of these hedging activities may adversely affect the level of the Index, and therefore, the market value of your Securities and the Coupon Amount or amount we will pay on your Securities on the relevant Redemption Date, Call Settlement Date or the Maturity Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the Securities declines. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the Final Valuation Date. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the market value of the Securities and the Coupon Amount or amount payable at maturity, or payment upon early redemption from time to time. See “Risk Factors” beginning on page S-14 for a discussion of these adverse effects.

Material U.S. Federal Income Tax Consequences

The following is a general description of the material United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements, and to the extent inconsistent replaces, the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➣	a dealer in securities,
➣	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,
➣	a bank,
➣	a life insurance company,
➣	a person subject to alternative minimum tax,
➣	a person that purchases or sells the Securities as part of a wash sale for tax purposes,
➣	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or
➣	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except as otherwise described below under “— Unrelated Business Taxable Income,” the discussion below does not apply to tax-exempt organizations. If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

U.S. Holders

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid forward contract with respect to the Index. The terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such

Material U.S. Federal Income Tax Consequences

characterization. In addition, the terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income for tax purposes at the time such amounts accrue or are received, in accordance with your regular method of tax accounting. You will be required to treat such amounts in such a manner despite the fact that (i) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities and (ii) such amounts may be attributable to distributions on the Index constituents that would, if received directly, be subject to a more advantageous tax treatment. For example, such amounts may be attributable to distributions on the Index constituents that, if received directly by certain holders, would be treated as (i) dividends subject to tax at long-term capital gains rates, (ii) dividends eligible for the corporate dividends-received deduction, or (iii) tax-free return of capital distributions.

If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Code), you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than the amount attributable to accrued but unpaid Coupon Amounts and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if your holding period in the Securities exceeds one year. In general, your tax basis in your Securities will be equal to the price you paid for the Securities (including the creation fee, if any, payable by institutional investors transacting directly with UBS Securities LLC). Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Section 1260. It is likely that ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and (ii) “regulated investment companies” (“RICs”) (and certain other entities) are considered to be pass-thru entities. We understand that the Index is primarily (or entirely) comprised of entities that are RICs. It is not entirely clear how Section 1260 of the Code applies in the case of a forward contract (such as the Securities) with respect to an index that primarily (or entirely) references pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index constituents that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain (the “Underlying LTCG Amount”) that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of Pass-Thru Index constituents that are referenced by your Securities) on the date that you purchased the Securities and sold your interest in such Pass-Thru Index Constituents on the date of the sale, redemption or maturity of the Securities (the “Excess Gain Amount”). If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary.

The Index is scheduled to rebalance periodically. Accordingly, a holder that instead purchases the Pass-Thru Index Constituents may recognize short-term capital gain upon the rebalancing of such holders’ portfolio in the same manner as the Index is rebalanced. By contrast, absent the application of Section 1260 to the Securities, a holder of Securities should generally not recognize any short-term capital gain upon the sale, redemption or maturity of the Securities as long as such holder holds the Securities for more than one year. The rebalancing of the Index could therefore cause your Securities to have a positive Excess Gain Amount that would be subject to Section 1260.

In addition, it is not clear whether your Underlying LTCG Amount should include any qualified dividend income (“QDI”) that you would have recognized if you had directly held the Pass-Thru Index Constituents. If QDI is included in such amount then it is likely that the Excess Gain Amount with respect to a Pass-Thru Index Constituent will be

Material U.S. Federal Income Tax Consequences

zero unless the amount of such QDI and “capital gain dividends” in respect of the Pass-Thru Index Constituent is less than the short-term capital gain that (as discussed in the prior paragraph) a direct holder of the Pass-Thru Index Constituent would have recognized upon a rebalancing of the Index.

Furthermore, it is unclear whether the Excess Gain Amount should be based on the aggregate gain that you would have recognized if you had directly invested in the Pass-Thru Index Constituents or whether it should be computed separately with respect to each Pass-Thru Index Constituent. If the determination must be based on each individual Pass-Thru Index Constituent, there is a greater chance that the recharacterization and interest charge provisions of Section 1260 would apply to your Securities.

Because you will only be able to avoid the application of Section 1260 to your Securities if you can demonstrate through clear and convincing evidence that the Excess Gain Amount in respect of your Securities is zero, it may be administratively difficult for you to demonstrate whether and to what extent the preceding paragraphs should apply to your Securities. It is therefore possible that you will be required to treat the entire gain that you recognize upon the sale, redemption or maturity of the Securities as ordinary income that is subject to an interest charge even if there is no Excess Gain Amount in respect of your Securities if you cannot provide clear and convincing evidence to substantiate that position.

Because the application of Section 1260 constructive ownership rules to the Securities is unclear, you are strongly urged to consult your tax advisor regarding the potential application of such rules to your investment in the Securities.

Alternative Treatments. There is no judicial or administrative authority discussing how your Securities should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that the Securities should be treated in a manner that differs from that described above. For example, the IRS might assert that your Securities should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. In addition, you would recognize gain or loss equal to the difference between the projected amount of the Coupon Amounts on your Securities and the actual Coupon Amounts that are paid with respect to the Securities. You would recognize gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. Any gain you recognize upon the sale, early redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

In addition, it is possible that the IRS could treat your Securities as representing ownership of the Index constituents for U.S. federal income tax purposes. Under this treatment, you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances. In addition, you would be required to treat the Accrued Tracking Fee as amounts of expense. In such a case, the deduction of the Accrued Tracking Fee would generally be treated as a miscellaneous itemized deduction that may not be deductible in the case of certain investors, and the amount of ordinary income that you would recognize in respect of each Coupon Amount would be increased by the amount of the Accrued Tracking Fee that was taken into account in computing the Coupon Amount. In addition, under this treatment, it is possible that a portion of each Coupon Amount would be taxed at long-term capital gains rates or treated as a tax-free return of capital.

Even if you are not treated as owning the Index constituents, it is possible that you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances or is adjusted.

The IRS could also assert that any gain or loss that you recognize upon the redemption or maturity of your Securities should be treated as ordinary gain or loss or that you should be required to accrue interest over the term of your Securities in excess of the Coupon Amounts that are paid on the Securities.

Furthermore, in 2007, the IRS released a Notice that may affect the taxation of the Securities. According to the Notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as

Material U.S. Federal Income Tax Consequences

the Securities should be required to accrue ordinary income on a current basis and whether gain or loss from such instruments should be treated as ordinary or capital. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities, such guidance could require you to accrue income over the term of the Securities in excess of the Coupon Amounts that are paid on the Securities and could require you to treat any gain that you recognize in respect of the Securities as ordinary income.

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, legislation was proposed in 2017 that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

Information with Respect to Foreign Financial Assets. Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold), may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions as well as any of the following (which may include your Securities), but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the Securities.

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income generally includes any net gains you recognize upon the sale, exchange, redemption or maturity of the Securities, unless such net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). It is not clear, however, whether the Medicare Tax applies to any Coupon Amounts and the Stub Reference Distribution Amount, if any, that you receive on the Securities, unless such Coupon Amounts and the Stub Reference Distribution Amount, if any, were derived in the ordinary course of the conduct of a trade or business (in which case the Coupon Amounts and the Stub Reference Distribution Amount, if any, should be treated as net investment income if they are derived in a trade or business that consists of certain trading or passive activities and should otherwise not be treated as net investment income). Accordingly, if you are a United States holder that does not hold the Securities in the ordinary conduct of a trade or business, you should consult your tax advisor regarding the application of the Medicare Tax to the Coupon Amounts and the Stub Reference Distribution Amount.

Unrelated Business Taxable Income. A United States holder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation, will nevertheless be subject to tax to the extent income or gain from the Securities constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the Securities should not constitute UBTI to a United States holder that is a tax-exempt organization unless such holder has incurred “debt-financing” in respect of its acquisition or ownership of the Securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or the sale, exchange, redemption or maturity of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or the sale, exchange, redemption or maturity of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting. Notwithstanding that we do not intend to treat the Securities as debt for tax purposes, we intend to apply the information reporting and backup withholding rules that are described under “U.S. Tax Considerations — Taxation of Debt Securities — Backup Withholding and Information Reporting” in the accompanying prospectus to any payments made on your Securities.

Material U.S. Federal Income Tax Consequences

Non-United States Holders

The following section addresses the tax treatment of a non-United States holder of Securities. You are a non-United States holder if you are a beneficial owner of a Security and you are, for United States federal income tax purposes: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Security. Except as described below under “Effectively Connected Income”, the discussion below assumes that the non-U.S. holder’s income from the Securities is not effectively connected with a United States trade or business.

We believe, and we intend to take the position, that (subject to the exceptions below) non-U.S. holders of Securities will generally be subject to withholding tax under Section 871(m) of the Code. More specifically, Section 871(m) and the regulations thereunder impose a 30% withholding tax (subject to reduction under an applicable treaty) on deemed dividend amounts with respect to certain contracts (such as structured notes) held by non-U.S. holders that reference U.S. equities or indices that include U.S. equities (unless that income is effectively connected with the holder’s conduct of a trade or business in the United States) and that were issued on or after January 1, 2017 (the “grandfather date”). The regulations only apply at present to a contract that is a “delta-one” contract (i.e., a contract that provides for “delta-one” exposure to underlying U.S. corporations). We believe, however, and we intend to take the position that the Securities should be treated as delta-one contracts for this purpose.

The Section 871(m) regulations provide that instruments that reference a “qualified index” generally are not subject to withholding under Section 871(m). We believe that the Index is not a “qualified index” and that therefore the Securities will not be eligible for this exception. The Section 871(m) regulations provide that a contract that references an index that is not a qualified index will be treated for Section 871(m) purposes as referencing the constituents of the index. Accordingly, the Securities should be treated as referencing the Index constituents, which are U.S. corporations, for Section 871(m) purposes.

We have issued Securities both before and after the grandfather date that trade interchangeably with each other. As a result, we and other withholding agents will generally be unable to distinguish between Securities that were issued before the grandfather date and Securities that were issued after the grandfather date. Accordingly, we generally intend to treat all of the Securities as subject to Section 871(m) and we expect that other withholding agents will generally adopt the same position. Non-U.S. holders of Securities that were issued before the grandfather date should consult their tax advisers regarding whether, and how, they may be able to obtain a refund of tax withheld pursuant to Section 871(m). The remainder of the discussion herein assumes that the Securities were issued after the grandfather date and are thus subject to Section 871(m).

Under Section 871(m), each Coupon Amount (including amounts received upon a sale of the Securities that are attributable to an accrued but unpaid Coupon Amount) or Stub Reference Distribution Amount that is distributed to a non-U.S. holder will, subject to the discussion in the following paragraph, be subject to withholding tax (subject to reduction under an applicable tax treaty) in an amount equal to the product of 30% and the Reference Distribution Amount that is attributable to the Coupon Amount or Stub Reference Distribution Amount. Accordingly, subject to the discussion in the following paragraph, the withholding tax will generally exceed 30% of the Coupon Amount or Stub Reference Distribution Amount because such amounts will equal the Reference Distribution Amount less the Accrued Tracking Fee.

As a technical matter, the Section 871(m) withholding tax will not apply to the portion of the Reference Distribution Amount that would not be subject to withholding tax if distributed directly to the non-U.S. holder. Accordingly, the Section 871(m) withholding tax would not apply to the portion of the Reference Distribution Amount that would be treated as a return of capital distribution or capital gain dividend that would not be subject to withholding tax if distributed directly to a non-U.S. holder. As a practical matter, however, we expect that we and other withholding agents will generally not have information regarding the portion of the Reference Distribution Amount that is a return of capital distribution or capital gain dividend, and we therefore expect that we and other withholding agents will generally treat the entire Reference Distribution Amount as subject to the Section 871(m) withholding tax.

If a non-U.S. holder is entitled to a reduced rate under an applicable tax treaty, the non-U.S. holder will be required to certify to the withholding agent on an applicable Form W-8 that it is entitled to the reduced rate.

It is possible that some withholding agents may impose the Section 871(m) withholding tax described above upon each distribution on an Index constituent, rather than on the date upon which a Coupon Amount is distributed on

Material U.S. Federal Income Tax Consequences

the Securities (in which case the withholding agent may collect the tax from other assets of a non-U.S. holder in its custody). In addition, it is possible that a withholding agent will take the position that the Section 871(m) tax with respect to the Securities should be imposed in addition to a separate 30% withholding tax on the Coupon Amounts on the Securities. Although we disagree with this position, a non-U.S. holder should consult its tax advisor regarding this possibility.

FATCA. Payments on the Securities that are subject to Section 871(m) withholding tax will also be subject to Foreign Account Tax Compliance Act (“FATCA”) withholding if an investor or intermediary does not comply with the applicable FATCA certification and identification requirements. Accordingly, non-U.S. holders of Securities should generally assume that withholding agents will generally treat the Coupon Amounts as subject to FATCA unless the Coupon Amount is exempt from the Section 871(m) withholding tax under the rules described above.

Effectively Connected Income. A non-U.S. holder that recognizes income or gain from the Securities that is effectively connected with a U.S. trade or business will not be subject to the Section 871(m) withholding tax described above if it provides the withholding agent with a properly executed IRS Form W-8ECI. The non-U.S. holder will be subject to U.S. federal income tax, and will be required to file U.S. federal income tax returns, in each case in the same manner as if it were a U.S. holder. In addition, if you are a corporate non-U.S. holder, any “effectively connected income” from your Securities may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Prospective non-United States holders are urged to consult their tax advisors with respect to the tax consequences to them of an investment in the Securities, including any possible alternative characterizations and treatments. We will not pay additional amounts with respect to any withholding taxes that are imposed on the Securities.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code”.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding or conversion of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Supplemental Plan of Distribution

On the Initial Trade Date, we sold $37,500,000 aggregate principal amount of Securities (1,500,000 Securities) to UBS Securities LLC. After the Initial Trade Date, from time to time we may sell a portion of the Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the price at which the Securities are sold to the public, less any commissions paid to UBS Securities LLC. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC may charge normal commissions for the sale of the Securities and may also receive a portion of the Annual Tracking Fee in connection with future distributions. For any Securities it sells, UBS Securities LLC may charge institutional investors who are able to purchase Securities directly from it a creation fee, which may vary over time at UBS’s discretion. It is likely that the prices at which an institutional investor who has purchased Securities directly from UBS Securities LLC will sell such Securities to investors will reflect any such creation fee paid to UBS. Accordingly, such fee may influence the price that investors pay for their Securities in the secondary market.

UBS expects that delivery of the Securities pursuant to this prospectus supplement will be made against payment therefor on the third business day following the Initial Trade Date (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities on the date of this prospectus supplement will be required, by virtue of the fact that the Securities initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Securities who wish to make such trades should consult their own advisor.

Additional Securities may be offered and sold from time to time through UBS Securities LLC, as agent, to investors and to dealers acting as principals for resale to investors. We are not, however, obliged to, and may not, sell additional Securities or the full aggregate principal amount of Securities set forth on the cover of this prospectus supplement. We may suspend or cease sales of the Securities at any time, at our discretion, or resume sales of the Securities, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities on its agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of the Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Broker-dealers may make a market in the Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus supplement and the accompanying prospectus may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from other holders after the original offering and sale of the Securities, or they may sell a Security covered by this prospectus in short sale transactions.

As described in more detail under “Use of Proceeds and Hedging” on page S-52, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the U.S. Securities Act of 1933. Among other activities, broker-dealers and other persons may make short sales of the Securities and may cover such short positions by borrowing Securities from UBS or its affiliates or by purchasing Securities from UBS or its affiliates subject to its obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the U.S. Securities Act of 1933. This prospectus will be deemed to cover any

Supplemental Plan of Distribution

short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

UBS reserves the right to pay a portion of the Annual Tracking Fee to UBS Securities LLC and certain broker-dealers in consideration for services relating to the Securities including, but not limited to, promotion and distribution.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding any underwriting discount) from the public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

ANNEX A

NOTICE OF EARLY REDEMPTION

To: ETRACSredemptions@ubs.com

Subject: ETRACS Notice of Early Redemption, CUSIP No.: 90274D416

[BODY OF EMAIL]

Name of broker: [            ]

Name of beneficial holder: [            ]

Number of Securities to be redeemed: [            ]

Applicable Redemption Valuation Date: [            ], 20[    ]*

Broker Contact Name: [            ]

Broker Telephone #: [            ]

Broker DTC # (and any relevant sub-account): [            ]

The undersigned acknowledges that in addition to any other requirements specified in the prospectus supplement relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 12:00 noon, New York City time, on the Business Day prior to the applicable Redemption Valuation Date; (ii) the confirmation, as completed and signed by the undersigned is delivered to UBS Securities LLC by 5:00 p.m., New York City time, on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Selected Risk Considerations — You will not know the Redemption Amount at the time you elect to request that we repurchase your Securities” in the prospectus supplement relating to the Securities and the undersigned understands that it will be exposed to market risk on the Redemption Valuation Date.

*	Subject to adjustment as described in the prospectus supplement relating to the Securities.

A-1

ANNEX B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Calculation Agent

Fax: (203) 719-0943

To Whom It May Concern:

The holder of UBS AG $[            ] Medium-Term Notes, Series B, Exchange Traded Access Securities due April 26, 2041, CUSIP No. 90274D416, redeemable for a cash amount based on the performance of the MVIS US Business Development Companies Index (the “Securities”) hereby irrevocably elects to exercise, on the Redemption Date of [holder to specify]*, with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the prospectus supplement relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m., New York City time, on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

Fax:

E-mail:

(At least 50,000 Securities must be redeemed at one time to exercise the right to early redemption on any redemption date.)

*	Subject to adjustment as described in the prospectus supplement relating to the Securities.

B-1

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Validity of the Securities	76
Experts	76

$142,839,625 ETRACS MVIS Business Development Companies Index ETN due April 26, 2041

Prospectus Supplement dated July 30, 2021
(To Prospectus dated February 24, 2021)

UBS Investment Bank